Exhibit 10.9

SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE, made and entered into as of February 8, 2008 (the “Effective Date”), is by and among PriceSmart, Inc., PSMT Nicaragua, S.A., Inmobiliaria PSMT Nicaragua, S.A., PSMT Nicaragua (BVI), Inc., Pricsmarlandco S.A., PSMT Caribe, Inc., PriceSmart El Salvador, S.A. de C.V., Inmobiliaria PriceSmart El Salvador, S.A. de C.V., Prismar de Costa Rica, S.A., Consultant and Development Services, S.A., PriceSmart Honduras, S.A. de C.V., PriceSmart Dominicana, S.A., PriceSmart Panama, S.A., PriceSmart (Guatemala), S.A. and Ventures Services, Inc. (collectively, “PriceSmart” or the “PriceSmart Parties”) and PSC, S.A., Tecnicard, Inc., Banco de la Producción S.A., Banca Promerica S.A. [Costa Rica], Banco Promerica S.A. [Honduras], Banco Promerica S.A. [El Salvador], Banco de Ahorro y Credito Promerica C. Por A., formerly known as Financiera Promerica, S.A., St. Georges Bank & Company, Inc., Parque Industrial y Servicios de Coyol, S.A., Caribe Hospitality, S.A., Portafolio Inmobiliario S.A., Desarollos Comerciales Centroamericanaos PPF, S.A. (“DCC”), Global Real Estate Holdings, Inc., formerly known as Promerica Property Fund, Inc., Inmobiliaria El Retiro S.A., Promerica, S.A., Procard de El Salvador, S.A. de C.V., Captial & Advice, Inc., formerly known as Promerica Capital Markets, Procard De Costa Rica, S.A., and PremiaCard de Guatemala, S.A. (collectively, “PSC” or the “PSC Parties”).

RECITALS

WHEREAS, certain of the PriceSmart Parties and PSC Parties are adverse to each other in litigation and dispute resolution proceedings in the Arbitrations (as defined below), the Preliminary Injunction Action (as defined below), the Appeal (as defined below), and the Panama Proceedings (as defined below); and

WHEREAS, certain of the PriceSmart Parties and PSC Parties are or have been parties to a number of agreements and maintain joint equity interests in certain property; and

WHEREAS, PriceSmart and PSC now desire to enter into certain transactions with regard to property interests, to provide for termination of all of their relationships and agreements except as expressly set forth herein, and to resolve their differences and settle and compromise any and all claims of whatsoever kind or nature that may exist between them, all in accordance with and subject to the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

The following definitions apply to the stated terms as used in this Settlement Agreement and Release.

Section 1.1. “Agreement” means this Settlement Agreement and Release and all Exhibits expressly referenced herein, including but not limited to the Escrow Agreement and the Put Agreement.

Section 1.2. “Party” or “Parties” means PriceSmart and PSC as those terms are defined above.

Section 1.3. “Arbitrations” means the arbitration styled as In re Consolidated Arbitrations of PriceSmart, Inc. v. PSC, S.A., Tecnicard, Inc., and Banco de la Producción S.A., ICDR Case Nos. 50 180 T 00162 07 and 50 180 T 00251 07; and the arbitration styled PSMT Nicaragua, S.A. v. Banco de la Producción S.A., ICDR Case No. 50 115 T 00293 07.

Section 1.4. “Preliminary Injunction Action” means the case styled as PSC, S.A., Tecnicard, Inc., and Banco de la Producción S.A. v. PriceSmart, Inc., Case No. 07- 21383-COOKE/BROWN (S.D. Fla. 2007).

Section 1.5. “Appeal” means the appeal styled as PSC, S.A., Tecnicard, Inc., and Banco de la Producción S.A. v. PriceSmart, Inc., Case No. 07-14920-G (11th Cir. 2007).

Section 1.6. “Credit Card Agreements” means the Agreement to Issue Dual Purpose PriceSmart Visa Cards entered into by Tecnicard, Inc. and PriceSmart, Inc., effective on May 1, 2006, as modified by the First and Second Amendments (the “Master Credit Card Agreement”), the Revised and Restated Agreement to Issue Co-Branded PriceSmart/Banpro Credit Cards in Nicaragua, entered into by PriceSmart, Inc., Tecnicard, Inc., Banco de la Producción, S.A., and PSMT Nicaragua, S.A., effective on May 2, 2003 (the “Banpro Agreement”), and any other agreement between PSC and PriceSmart and their respective affiliates relating to credit cards.

Section 1.7. “Smart Points” has the meaning set forth in the Credit Card Agreements.

Section 1.8. “Termination Procedures” means Sections 6th (E), 13th (C) of the Master Credit Card Agreement and Paragraph 11th B(2) of the Banpro Agreement.

Section 1.9. “SPA” means the Stock Purchase Agreement between PriceSmart, Inc. and PSC S.A., and the shareholders of PSC S.A. listed therein, dated June 3, 2000.

Section 1.10. “Panama Proceedings” means any and all petitions and other legal or administrative proceedings, suits or actions of any kind filed in Panama by any of the PSC Parties (including but not limited to St. Georges Bank & Company, Inc. and/or Promerica, S.A.) against any of the PriceSmart Parties and/or their employees.

Section 1.11. “Escrow Agreement” means and refers to the Escrow Agreement identified in Section 2.3(a) below.

Section 1.12. “Put Agreement” means and refers to the Put Agreement identified in Section 2.10 below.

Section 1.13. “Affiliate” means, with respect to any entity, any other entity directly or indirectly controlling, controlled by or under common control with such entity. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlling,” “controlled by,” and “under common control”), as used with respect to any entity shall mean the possession, directly or indirectly (including through one or more intermediaries), of the power to direct or cause the direction of the management and policies of such entity, through the ownership or control of voting securities, partnership interests or other equity interests or otherwise.

Section 1.14. “Business Day” means Monday through Friday, except for any day that is a National holiday in the United States or in the country in which the applicable transaction is taking place.

ARTICLE II

SETTLEMENT TERMS AND CONDITIONS

Section 2.1. Resolution of Issues.

(a) All issues that are, were, or could have been raised between the Parties in the Arbitrations, the Preliminary Injunction Action, the Appeal, the Panama Proceedings, or any other pending action at law or dispute resolution proceeding between any of the PriceSmart Parties and any of the PSC Parties will be resolved on the terms and conditions set forth herein, except as otherwise expressly provided in this Agreement.

(b) PriceSmart will provide to PSC, contemporaneously with the execution of this Agreement, board resolutions and, to the extent required by applicable law (if any), accompanying powers of attorney, from each of the PriceSmart Parties, authorizing the settlement set forth in this Agreement and designating the signatory of each of the PriceSmart Parties authorized to sign this Agreement, including each document necessary or appropriate to fully implement and effectuate the settlement and this Agreement.

(c) PSC will provide to PriceSmart, contemporaneously with the execution of this Agreement, board resolutions and, to the extent required by applicable law (if any), accompanying powers of attorney, from each of the PSC Parties, authorizing the settlement set forth in this Agreement and designating the signatory of each of the PSC Parties authorized to sign this Agreement, including each document necessary or appropriate to fully implement and effectuate the settlement and this Agreement.

Section 2.2. Withdrawals and Dismissals With Prejudice of Pending Proceedings. Within four (4) Business Days after the Effective Date:

(a) counsel for PriceSmart, with any required assistance from counsel for PSC, shall cause to be filed a fully executed Joint Request for Order

Terminating Arbitration With Prejudice in the form attached hereto as Exhibit 0-1, and the form of Order Terminating Arbitration With Prejudice in the form attached hereto as Exhibit 0-2, in connection with the arbitration in Miami;

(b) counsel for PriceSmart, with any required assistance from counsel for PSC, shall cause to be filed a fully executed Joint Request for Order Terminating Arbitration With Prejudice in the form attached hereto as Exhibit 0-3, and the form of Order Terminating Arbitration With Prejudice in the form attached hereto as Exhibit 0-4, in connection with the arbitration in San Diego;

(c) counsel for PriceSmart, with any required assistance from counsel for PSC, shall cause to be filed a fully executed Joint Notice of Voluntary Dismissal With Prejudice in the form attached hereto as Exhibit 0-5, and the form of the Order of Dismissal With Prejudice in the form attached hereto as Exhibit 0-6, in connection with the Preliminary Injunction Action; and

(d) counsel for PriceSmart, with any required assistance from counsel for PSC, shall cause to be filed a fully executed Joint Notice of Voluntary Dismissal of Appeal With Prejudice in the form attached hereto as Exhibit 0-7, and the form of the Order of Dismissal of Appeal With Prejudice in the form attached hereto as Exhibit 0-8, in connection with the Appeal.

Each Party represents and warrants to the other that it has not filed any actions against the other Party, other than those listed in the documents listed on Exhibits C, 0-1, 0-2, 0-3, 0-4, 0-5, 0-6, 0-7 and 0-8.

Section 2.3. Escrow, Quitclaim Agreements and Deliverables.

(a) Escrow Agreement. Contemporaneously with the execution of this Agreement, PSC, S.A. and PriceSmart, Inc. shall execute and deliver that certain Joint Escrow Instructions and Agreement, dated the date hereof, the form of which is attached hereto as Exhibit A (the “Escrow Agreement”). The Parties shall request that Stewart Title Latin America (the “Escrow Agent”) execute such Escrow Agreement promptly thereafter. Notwithstanding that only PSC, S.A. and PriceSmart, Inc. are executing the Escrow Agreement, all of the PSC Parties agree to be bound by the provisions thereof that are applicable to PSC, S.A., and all of the PriceSmart Parties agree to be bound by the provisions thereof that are applicable to PriceSmart, Inc. The Parties acknowledge and agree that the PriceSmart Parties, on the one hand, and the PSC Parties, on the other hand, will share the costs and expenses of the escrow, including but not limited to the fees of the Escrow Agent, on a 50/50 basis.

(b) Quitclaim Agreements. Contemporaneously with the execution of this Agreement, the applicable Parties will execute and duly notarize as necessary those certain Quitclaim Agreements, the form(s) of which are attached hereto as Exhibits B-1 through B-6.

(c) Quitclaim Agreement. Contemporaneously with the execution of this Agreement, the applicable Parties will execute and duly notarize as necessary that certain Quitclaim Agreement, the form of which is attached hereto as Exhibit C, withdrawing and otherwise waiving and releasing all interest any of the PSC Parties and the PriceSmart Parties, respectively, have or might have in the Panama Proceedings. PriceSmart is authorized to cause such Quitclaim Agreement to be filed at its discretion.

(d) Execution Deliverables. The Parties shall execute (and cause to be notarized, as necessary) the following documents concurrently with the execution of this Agreement, and concurrently therewith shall deliver such documents, as applicable, to the other Party, the Managua Notary and/or the Costa Rica Notaries (and, with respect only to the Escrow Agreement and the Put Agreement, to the Escrow Agent), all as more specifically required in this Agreement: (i) this Agreement, (ii) the Escrow Agreement, (iii) the Put Agreement, (iv) the Quitclaim Agreements referred to in Section 2.3 above, (v) the Instrument of Transfer of Shares, Indemnity for Shares Lost, Resolution Of Board of Directors, Declaration of Shares Lost, Director Acceptance Letters, Director Resignation Letters, and Shareholders Resolution, in the forms attached hereto as Exhibits D-1 through D-7, respectively, (vi) the Managua Corner Deed referred to in Section 2.5(a)(i) below, (vii) the Managua Toy Store Deed as referred to in Section 2.5(b)(i) below, (viii) the Managua Easement Agreement referred to in Section 2.5(d)(i) below and the Zapote Easement Agreement referred to in Section 2.6(i) below, (ix) the document referred to as Exhibit J in Section 2.6(a) below, (x) the Assignment and Assumption Agreement referred to in Section 2.6(b) below, (xi) the documents referred to in Section 2.2 above, (xii) the information regarding the Smart Points balances as referred to in Section 2.7(c)(iv) below, (xiii) the complete list of all Members (as defined in the Credit Card Agreements) who have had their memberships renewed in the twelve months preceding the Effective Date by having their membership fees charged to their co-branded or private label credit cards, as referred to in Section 2.7(c)(xi) below, (xiv) the board resolutions and the accompanying powers of attorney referred to in Sections 2.1(b) and (c) above, (xv) the duly executed, and notarized as necessary, Contrato de Cesion de Derechos de Marcas referred to in Section 2.4(d) below, (xvii) the checks required pursuant to Sections 2.9(a) and 2.17 below, and (xvii) any other agreements or documents required by the terms of this Agreement to be executed and delivered contemporaneously with the execution of this Agreement. Also, concurrently with the execution of this Agreement, the Parties shall deliver (by wire transfer or as otherwise provided herein) all payments required hereunder, as applicable, to the other Party or the Escrow Agent, all as more specifically required in this Agreement.

Section 2.4. Sale of PSC's Ownership Interest in PSMT Entities.

(a) PSC and PriceSmart confirm that, effective as of December 1, 2007, PSC sold and PriceSmart purchased PSC's entire interest in PSMT Nicaragua (BVI), Inc. PSC represents to PriceSmart that PSC's entire interest in PSMT Nicaragua (BVI), Inc. was represented by 24,500 shares of stock, par value U.S.$1.00 per share (the “Company Shares”). Contemporaneously with the execution of this Agreement, (y) PriceSmart shall pay to PSC in immediately available funds the sum of TEN MILLION TWO HUNDRED THOUSAND AND NO/100 UNITED STATES DOLLARS (U.S.$10,200,000.00), to be wired to the account designated in wiring instructions provided by PSC (but located within the country of Panama), as payment in full for the Company Shares, and (z) PSC confirms such sale and transfer of the Company Shares to PriceSmart, Inc., free of any encumbrances, by executing each of those certain instruments, documents and resolutions relating to the transfer of the Company Shares referenced in Section 2.3(d)(v) above. PSC disclaims any ownership or other interest in PSMT Nicaragua (BVI), Inc.

(b) In further exchange for the consideration being provided to PSC under this Agreement, PSC agrees to transfer and deliver to PriceSmart, Inc., contemporaneously with execution of this Agreement, the 2 shares of PriceSmart Dominicana, S.A. held by PSC, endorsed in blank or in favor of PriceSmart, Inc. or accompanied by an executed stock power, and to execute all and any documents necessary to effectuate such transfer, free and clear of any encumbrances. Upon the transfer of the shares contemplated in this paragraph, PSC disclaims any ownership or other interest, nothing excepted, in PriceSmart Dominicana, S.A. In the event that PSC is not able to deliver the original share certificates, duly endorsed or accompanied by an executed stock power, to PriceSmart, PSC nevertheless disclaims any ownership or other interest, nothing excepted, in PriceSmart Dominicana, S.A., and PSC hereby agrees to indemnify and hold PriceSmart harmless from any claims by or liabilities to any person or entity claiming to own or have an interest in the shares of PriceSmart Dominicana, S.A. transferred hereunder to PriceSmart. In addition, in such event, PSC will execute and deliver any documents required by applicable law to confirm the foregoing transfer.

(c) In further exchange for the consideration being provided to PSC under this Agreement, PSC agrees to transfer, or to arrange for and cause the transfer, to PriceSmart, Inc., contemporaneously with execution of this Agreement, the 2 shares of PriceSmart Honduras, S.A. de C.V. held by Compania Distribuidora Farmaceutica, S.A., endorsed in blank or in favor of PriceSmart, Inc. or accompanied by an executed stock power, and to execute and/or cause to be executed all and any documents necessary to effectuate such transfer, free and clear of any encumbrances. Upon the transfer of the shares contemplated in this paragraph, PSC disclaims any ownership or other interest, nothing excepted, in PriceSmart Honduras, S.A. de C.V. In the event that PSC is not able to deliver the original share certificates, duly endorsed or accompanied by an executed stock power, to PriceSmart, PSC nevertheless disclaims any ownership or other interest, nothing excepted, in PriceSmart Honduras, S.A. de C.V., and PSC hereby agrees to indemnify and hold PriceSmart harmless from any claims by or liabilities to any person or entity claiming to own or have an interest in the shares of PriceSmart Honduras, S.A. transferred hereunder to PriceSmart. In addition, in such event, PSC will execute and deliver any documents required by applicable law to confirm the foregoing transfer.

(d) PSC will duly execute, and notarize as necessary, the Contrato De Cesion De Derechos De Marcas attached hereto as Exhibit E, and deliver same to PriceSmart contemporaneously with the execution of this Agreement, in addition to providing the release set forth in Section 2.11(a)(ii) below.

Section 2.5. Conveyance of Real Property Interests and Grant of Easements in Managua, Nicaragua.

(a) Corner Pad.

(i) Contemporaneously with the execution of this Agreement, the Parties shall execute a Compraventa in the form attached hereto as Exhibit G-1 (the “Managua Corner Deed”) agreeing to convey, grant, bargain and sell to PSC, subject to obtaining all necessary governmental approvals, all that certain lot, piece or parcel of land constituting approximately 991.105 square meters and depicted as “1” on the attached Exhibit F (the “Corner Pad”), in fee simple, subject to all matters of record as of the date hereof, except for any and all private party monetary liens (except that such conveyance will be subject to the encumbrance in favor of PSC that currently exists and is in the process of being released). Ownership of the Corner Pad shall be conveyed to PSC upon the Managua Closing (as defined in the Escrow Agreement), which involves the real property in Managua, Nicaragua, entirely depicted on the attached Exhibit F (the “Managua Property”). PSC hereby agrees that, from and after the Managua Closing, PSC and any successor-in-interest shall maintain, at all times and at its expense, in good repair and Class “A” condition, the Corner Pad and any improvements constructed thereon.

(ii) Notwithstanding subsection 2.5(a)(i), PriceSmart shall reserve in the Managua Corner Deed a perpetual easement over the Corner Pad to repair, replace, use and maintain any existing utility equipment upon or beneath the Corner Pad.

(iii) Notwithstanding subsection 2.5(a)(i), PriceSmart shall have the right to approve of PSC’s use, construction or material change to exterior appearance upon the Corner Pad from time to time, but shall not unreasonably withhold, condition or delay its approval. If PriceSmart fails to disapprove any proposed use, change in use or material change to the exterior appearance of any building within ten (10) Business Days after written request for approval, or fails to provide a reasonably detailed explanation of the reason for disapproval within such ten (10) day period, then such use, change in use and/or material change in exterior appearance (as applicable) shall be deemed approved. Without limiting other reasons for which PriceSmart may reasonably disapprove a use, change in use and/or change in exterior appearance, PriceSmart may disapprove such matter if (i) it is not reasonably consistent with a Class “A” shopping center (including, without limitation, from a use and aesthetics viewpoint), (ii) it materially interferes with the views of the Managua Property owned by PriceSmart from roadways adjacent to the Managua Property, (iii) it materially interferes with access to and from the Managua Property owned by PriceSmart, or (iv) it creates any additional parking burden upon the portions of the Managua Property owned by PriceSmart. Any such matter shall be deemed to create an additional parking burden upon the portions of the Managua Property owned by PriceSmart unless PSC develops, maintains and operates parking facilities on the Corner Pad or Toy Store Pad (as defined below) that (x) are at least consistent with parking facilities customarily included in new projects that are (i) developed in the vicinity of the Corner Pad and (ii) similar in scope and use to PSC’s actual and planned development and use of the Corner Pad and Toy Store Pad and (y) satisfy all applicable requirements of applicable laws, including local ordinances. Without limiting the foregoing, PriceSmart shall also have the right to disapprove any of the following uses: cell phone stores or service centers, entertainment facilities such as bowling alleys, arcades and movie theaters, “adult” entertainment, bars (except as an incidental part of a sit-down restaurant), massage parlors, casinos and gambling halls, car washes and automobile repair shops.

(iv) PSC shall provide written notice to PriceSmart at least sixty (60) calendar days prior to installing, constructing, erecting or placing any signage on the Corner Pad or making any material alteration or change to any then-existing signage on the Corner Pad. Such notice by PSC shall include reasonably detailed plans for the installation, construction, erection or placement of signage or for any material changes to the then-existing signage (the “Initial Plans”) as well as a reasonable good faith estimated budget and completion schedule for completing such signage. PriceSmart may elect by written notice to PSC, no later than ten (10) Business Days after receipt of such notice from PSC, to require PSC to modify such Initial Plans (such modified plans, the “Modified Plans”) to include in the structure of the proposed signage (a) the installation or placement of signage relating to the PriceSmart warehouse located on the Managua Property (the “PriceSmart Signage”) that is of a size determined by PriceSmart, but no larger than, and is in a location that is no less prominent than, the signage that PSC includes for itself in such Modified Plans, and (b) access to electrical utilities located on the Corner Pad for purposes of illuminated signage. PSC shall then deliver to PriceSmart such Modified Plans, together with a reasonable good faith estimated budget and completion schedule for completing such signage and for the PriceSmart Costs (as defined below). PriceSmart shall have ten (10) Business Days after PriceSmart receives such Modified Plans and related documents to provide written notice to PSC of its election not to proceed with the PriceSmart Signage, in which event PSC may proceed with its Initial Plans. If PriceSmart fails to provide PSC with written notice within such ten (10) Business Day period, then PriceSmart shall be deemed to have elected to proceed with the PriceSmart Signage. PSC shall pay the costs of designing, developing and constructing such signage, except that PriceSmart shall reimburse PSC for any incremental portion of such costs that is fairly attributable to designing, developing and constructing such signage pursuant to the Modified Plans rather than the Initial Plans (the “PriceSmart Cost”). PSC shall cause the companies designing, installing, constructing, erecting or placing the signage to work with the Parties to determine the PriceSmart Cost. The Parties shall cooperate in good faith to finalize the design, construction and installation of such signage as promptly as is commercially practicable. Each Party hereby agrees to maintain its signage fascia (in contrast to common signage elements such as a signage pylon or monument), at all times, in good repair and Class “A” condition at its sole cost. Each party shall pay for the costs of such maintenance of common signage elements, such as signage pylon or monument, which shall be maintained in good repair by PSC, and any electrical utility costs to illuminate the sign in the same percentage represented by dividing the area (in square meters) available to such Party for its signage fascia by the sum of the areas available for both Party’s signage fascia. A copy of any invoice received by either Party relating to the signage shall be promptly provided to the other Party, and each Party shall promptly pay its share of the amount payable pursuant to the terms of this Agreement. In the event that the PriceSmart Signage is located on the Corner Pad, PSC hereby agrees to grant to PriceSmart a permanent easement for reasonable access to the Corner Pad to install, remove, replace, perform maintenance on or otherwise repair the PriceSmart Signage; provided that such access does not interfere with, damage or otherwise alter the signage relating to PSC and provided further that any such maintenance or repair shall be paid and/or shared as provided above. In the event that PSC fails to maintain the common signage elements in good repair, PSC hereby agrees to grant to PriceSmart a permanent easement for reasonable access to and over the Corner Pad to install, remove, replace, perform maintenance on or otherwise repair the common signage elements, and PSC shall reimburse PriceSmart for its share of such costs pursuant to the procedure set forth above.

(b) Toy Store Pad.

(i) Contemporaneously with the execution of this Agreement, the Parties shall execute a Compraventa in the form attached hereto as Exhibit G-2 (the “Managua Toy Store Deed” and collectively with the Managua Corner Deed, the “Managua Property Deeds”) agreeing to convey, grant, bargain and sell to PSC, subject to obtaining all necessary governmental approvals, all that certain lot, piece or parcel of land constituting approximately 518.232 square meters and depicted as “2” on the attached Exhibit F (the “Toy Store Pad”), in fee simple, subject to all matters of record as of the date hereof, except for any and all private party monetary liens (except that such conveyance will be subject to the encumbrance in favor of PSC that currently exists and is in the process of being released); provided, however, for the avoidance of doubt (A) that none of the real property designated on Exhibit F as parking spaces or other land outside the area upon which the existing building is actually located shall be included in the property being conveyed as the Toy Store Pad and (B) that PSC acknowledges that the building on the Toy Store Pad is owned by the current tenant and not by PriceSmart. Ownership of the Toy Store Pad shall be conveyed to PSC upon the Managua Closing (the “Toy Store Conveyance”). PSC hereby agrees that, from and after the Managua Closing, PSC and any successor-in-interest shall maintain, at all times and at its expense, in good repair and Class “A” condition, the Toy Store Pad and any improvements constructed thereon, except as otherwise set forth herein; provided that nothing in this Agreement shall prohibit PSC, in its sole discretion, from demolishing or removing any improvements on the Toy Store Pad, and provided further that such demolition or removal by PSC does not materially interfere with PriceSmart's business operations or access to and from the Managua Property.

(ii) PriceSmart represents and warrants that the Toy Store Lease (as defined in Section 2.5(b)(iii) below) is the only lease or rental agreement applicable to the Toy Store Pad, and that the Toy Store Lease has not been amended, modified, supplemented or otherwise changed. Contemporaneously with the Toy Store Conveyance, PriceSmart shall convey, sell, assign and transfer to PSC, and PSC hereby agrees to assume the obligations under, the Toy Store Lease, including rights to receive rents and income, as adjusted for prepayments, prorations, deposits and other adjustments as provided in the Escrow Agreement. PriceSmart hereby agrees to indemnify and hold

PSC harmless from any claims by or liabilities to any current or prior tenant of the Toy Store Pad relating to matters or events occurring prior to the Toy Store Conveyance contemplated in Section 2.5(b)(i) above with respect to the Toy Store Lease, and, except to the extent resulting from a breach of the representation and warranty contained in the first sentence of this paragraph, PSC hereby agrees to indemnify and hold PriceSmart harmless from any claims by or liabilities, other than those relating to PriceSmart’s failure to comply with Section 2.5(b)(iii), to any current tenant of the Toy Store Pad relating to matters or events occurring from and after such Toy Store Conveyance with respect to the Toy Store Lease.

(iii) In connection with the conveyance of the Toy Store Pad, the Parties acknowledge that the Toy Store Pad is subject to that certain Lease Agreement dated February 17, 2006 between Toys S.A. (the “Current Tenant”) and Inmobiliaria PSMT Nicaragua, S.A. (the “Toy Store Lease”), pursuant to which PriceSmart provides the Current Tenant with access to and use of certain parking spaces surrounding the Toy Store Pad upon property owned by PriceSmart. Notwithstanding subsection 2.5(b)(i), PriceSmart hereby agrees to continue to provide the Current Tenant the right to use the parking spaces currently being provided by PriceSmart to the Current Tenant, but only to the extent such parking spaces are required to be provided under the Toy Store Lease as it exists as of the Effective Date. PriceSmart hereby agrees to indemnify and hold PSC harmless from any claims by or liabilities to the Current Tenant under the Toy Store Lease relating to PriceSmart’s failure to comply with this Section 2.5(b)(iii).

(iv) Notwithstanding Section 2.5(b)(i), PriceSmart shall have the right to approve of PSC’s change in use and construction upon the Toy Store Pad from time to time (including, without limitation, any material changes to the exterior appearance thereof), but shall not unreasonably withhold, condition or delay its approval. If PriceSmart fails to disapprove any proposed change in use or material change to the exterior appearance of the building within ten (10) Business Days after written request for approval, or fails to provide a reasonably detailed explanation of the reason for disapproval within such ten (10) day period, then such change in use and/or material change in exterior appearance (as applicable) shall be deemed approved. Without limiting other reasons for which PriceSmart may reasonably disapprove a change in use and/or material change in exterior appearance, PriceSmart may disapprove such matter if (i) it is not reasonably consistent with a Class “A” shopping center (including, without limitation, from a use and aesthetics viewpoint), (ii) it materially interferes with the views of the Managua Property owned by PriceSmart from roadways adjacent to the Managua Property, (iii) it materially interferes with access to and from the Managua Property owned by PriceSmart, or (iv) it creates any additional parking burden upon the portions of the Managua Property owned by PriceSmart. Any such matter shall be deemed to create an additional parking burden upon the portions of the Managua Property owned by PriceSmart unless PSC develops, maintains and operates parking facilities on the Corner Pad or Toy Store Pad that (x) are at least consistent with parking facilities customarily included in new projects that are (i) developed in the vicinity of the Toy Store Pad and (ii) similar in scope and use to PSC’s actual and planned development and use of the Corner Pad and Toy Store Pad and (y) satisfy all applicable requirements of applicable laws, including local ordinances. Without limiting the foregoing, PriceSmart shall also have the right to disapprove any of the following uses: cell phone stores or service centers, entertainment facilities such as bowling alleys, arcades and movie theaters, “adult” entertainment, bars (except as an incidental part of a sit-down restaurant), massage parlors, casinos and gambling halls, car washes and automobile repair shops.

PriceSmart Parking Pad Use Restrictions. PriceSmart hereby agrees to restrict the use of that certain lot, piece or parcel of land retained by PriceSmart in fee ownership, constituting approximately 700 square meters and depicted as “3” on the attached Exhibit F (the “PriceSmart Parking Pad”), for parking purposes only and to maintain, at all times and at its expense, the PriceSmart Parking Pad in good repair and Class “A” condition.

(d) Access Easements.

(i) Contemporaneously with the execution of this Agreement, the Parties shall execute an Easement Agreement in the form attached hereto as Exhibit H (the “Managua Easement Agreement”) pursuant to which PSC agrees to create, grant and convey to, or execute for the benefit of, PriceSmart, (A) a perpetual, non-exclusive easement for purposes of ingress and egress of vehicular (excluding commercial and industrial delivery vehicles, which shall not be deemed to include pickup trucks) and pedestrian traffic and street access to and from Carretera Road at Point “4” (as depicted on the attached Exhibit F) across the Main Access Driveway owned by PSC (as depicted on the attached Exhibit F), continually to and from the corner of the North Entry (as depicted on the attached Exhibit F) and then over the North Entry between the Corner Pad and the Toy Store Pad to Point “5” (to the boundary line of the property owned by PriceSmart) (the easement described in this subsection (A) being referred to as the “Perpetual Access Easement”); and (B) a perpetual (subject to termination as set forth in subparagraph (ii) below), non-exclusive easement for purposes of ingress and egress of vehicular (including, without limitation, commercial and industrial delivery vehicles) and pedestrian traffic and street access to and from Carretera Road at Point “4” across the Main Access Driveway, continually to and from the corner of the South Entry (as depicted on the attached Exhibit F) and then over the South Entry southerly of the PriceSmart Parking Pad to Point “6” (to the boundary line of the property owned by PriceSmart (the easement described in this subsection (B) being referred to as the “Truck Access Easement” and collectively with the Perpetual Access Easement, the “Access Easements”).

(ii) PSC hereby agrees to use commercially reasonable efforts to obtain all necessary governmental approvals (the “Access Approvals”) for PriceSmart to construct a driveway for purposes of vehicular (including, without limitation, commercial and industrial delivery trucks) and pedestrian traffic and street ingress and egress to and from the Managua Property and Carretera Road next to the Corner Pad, depicted as “7” on the attached Exhibit F (the “New Access”). PSC shall be solely responsible for its own expenses and any fees or costs incurred in connection with obtaining the Access Approvals. PriceSmart hereby agrees to cooperate in good faith with PSC in connection with obtaining the Access Approvals, including, but not limited to, providing such grants of authority as may be reasonably required for PSC to perform its obligations under this Section. PriceSmart hereby agrees to use commercially reasonable efforts to construct at PriceSmart’s sole expense a driveway at the New Access no later than ninety (90) calendar days after PriceSmart has received reasonable evidence of the grant of the Access Approvals. Upon completion of the New Access, the Truck Access Easement shall automatically terminate and be of no further force or effect, provided, however, that if PSC is unable to obtain the Access Approvals (for any reason), the Truck Access Easement shall remain in full force and effect. Promptly after completion of construction of the New Access, the Parties hereby agree to execute and PSC shall have the right to cause to be filed with the appropriate authority with which real property transfer documents are customarily filed in the related jurisdiction any documents reasonably necessary to effect termination of the Truck Access Easement.

(iii) In the event that the grant of all or any portion of the Access Easements cannot be effected on or before the Effective Date due to the requirement to obtain necessary governmental approvals (or for any other reason), then the Parties hereby agree that pending the grant of the Access Easements PriceSmart shall have the right to use such Access Easements as of the Effective Date and to retain such right until such time as the Access Easements have been granted pursuant to all applicable governmental requirements.

(iv) For and in consideration of PSC’s undertakings pursuant to this Section 2.5(d) and Section 2.5(e), PriceSmart shall deliver to PSC, concurrently with the Effective Date, the sum of TWO HUNDRED FIFTY THOUSAND AND NO/100 UNITED STATES DOLLARS (U.S.$250,000.00) by wire transfer of immediately available funds for deposit into an account designated in wiring instructions provided by PSC (but located in the country of Panama).

(e) Conveyance Documentation and Closing Prorations. On or before the Effective Date, PriceSmart shall select a notary who is reasonably acceptable to PSC (the “Managua Notary”) and who shall be responsible for executing and filing, or causing to be filed, the Managua Property Deeds and the Managua Easement Agreement with the Registrar of the Public Registry of the Department of Managua in Nicaragua (the “Managua Registry”) and with each other authority with which real property transfer documents are customarily filed in the related jurisdiction. Upon selection, the Managua Notary shall send a confirmation letter to PriceSmart, with a copy to PSC and the Escrow Agent, acknowledging that such Managua Notary has reviewed this Agreement and accepts the responsibilities of the Managua Notary set forth herein. Contemporaneously with the Effective Date, the authorized representatives of PriceSmart and PSC shall appear before the Managua Notary who shall (i) execute the Managua Property Deeds and the Managua Easement Agreement in the protocol book of the Managua Notary, (ii) issue a certified original Public Deed of each of the Managua Property Deeds and the Managua Easement Agreement as executed in the protocol book (each, a “Managua Testimonio”) and (iii) file each Managua Testimonio with the Managua Registry. The Managua Notary shall send to the Escrow Agent a legalized copy of each Managua Testimonio with its corresponding copy of the presentation slip for registration before the Managua Registry. To the extent local laws and customs require the Managua Property

Deeds and the Managua Easement Agreement to be revised from the forms attached hereto in order to be accepted by each such authority, the Parties agree to make such revisions as are reasonably necessary. Notwithstanding anything to the contrary contained herein, PSC covenants that it shall not convey, encumber or otherwise transfer any of the real property encumbered by the Managua Easement Agreement until the earlier to occur of that date that is one (1) year after the Effective Date or the date PriceSmart receives confirmation that the deed containing the Managua Easement Agreement has been duly recorded.

All current real property taxes and assessments, amounts payable under existing agreements and rents arising from the Corner Pad and the Toy Store Pad shall be prorated between the Parties as of the date of the Managua Closing, based upon the latest available tax information and paid through the Escrow Agent, all as more particularly set forth in the Escrow Agreement. If the prorations and credits made under the Managua Closing Statement (as defined in the Escrow Agreement) shall prove to be incorrect or incomplete for any reason, then either Party shall be entitled to an adjustment to correct the same; provided, however, that any adjustment shall be made, if at all, within ninety (90) days after the Managua Closing (except with respect to taxes and assessments, in which case such adjustment shall be made within thirty (30) days after the information necessary to perform such adjustment is available), and if a Party fails to request an adjustment to the Managua Closing Statement by a written notice delivered to the other Party within the applicable period set forth above (such notice to specify in reasonable detail the items within the Managua Closing Statement that such Party desires to adjust and the reasons for such adjustment), then the prorations and credits set forth in the Managua Closing Statement shall be binding and conclusive against such Party. In the event of any adjustment to the Managua Closing Statement pursuant to this paragraph, the Party owing an amount pursuant to such adjustment shall pay to the other Party the amount of such adjustment within five (5) Business Days of the determination of the amount of such adjustment (to the extent such amount is not paid at the Managua Closing).

(f) Use Restrictions; Easement Related Rights; Right of First Refusal. The Parties acknowledge and agree that the internal laws of the Republic of Nicaragua may not provide for restrictive covenants to run with the land, but that the mutual promises and covenants granted in this Agreement are reliant upon, and would be of substantially diminished value without, the Parties and any successors and/or assigns being bound by and honoring the restrictions and limitations upon the Managua Property set forth in the last sentence of Section 2.5(a)(i), the last sentence of Section 2.5(b)(i), and Sections 2.5(a)(iii), 2.5(a)(iv), 2.5(b)(iv), 2.5(c) and 2.5(d)(iii). Consequently, the Parties are concurrently herewith entering into rights of first refusal, with the rights of first refusal for the Corner Pad and the Toy Store Pad being contained within the Managua Property Deeds and with the right of first refusal for the PriceSmart Parking Pad being contained in the Managua Easement Agreement, affecting each of the Corner Pad, the Toy Store Pad and the PriceSmart Parking Pad, granting to each other, as applicable, a right of first refusal to purchase such property should a Party desire to convey such property to another party (the “Right of First Refusal”). At such time, if the Party holding such Right of First Refusal (the “ROFR Party”) does not elect to exercise such right in connection with a bona fide transfer to an unrelated third party (as more particularly described in such Right of First Refusal), then the other Party (the Party entering into an agreement with a third party for the conveyance or other transfer of such property) shall provide within any agreements setting forth the terms of the conveyance transaction, any conveyance documents and any similar agreements that (i) such third party transferee and any of its successors and/or assigns shall be bound by and will honor all of the restrictions and limitations upon the Managua Property set forth herein, as agreed to by PriceSmart and PSC, but excluding the Right of First Refusal (which shall no longer be applicable), unless such restrictions and limitations have otherwise been terminated in writing by the Parties, (ii) if such third party transferee or any of its successors and/or assigns desire to convey such property to any other party, any agreements setting forth the terms of such conveyance transaction, any conveyance documents or any similar agreements shall include provisions requiring such future transferee to be bound by and honor all of the restrictions and limitations upon the Managua Property as set forth herein (including, without limitation, all of the provisions of subparagraphs (i) through (iv) of this paragraph), but excluding the Right of First Refusal (which shall no longer be applicable), unless such restrictions and limitations have otherwise been terminated in writing by the Parties, (iii) the remedies of the Party that is not a party to such agreement for a breach of any of the restrictions and limitations upon the Managua Property as set forth herein shall not be limited or reduced in any manner as a result of such transaction (except for the termination of the Right of First Refusal as set forth above), and (iv) the Party that is not a party to such agreements, conveyance documents or similar agreements, as applicable, is a third-party beneficiary of the restrictions and limitations described in (i), (ii) and (iii) of this paragraph and may enforce against such third party transferee such restrictions and limitations. Notwithstanding the foregoing, in the event of a transfer that is not a bona fide transfer to an unrelated third party, the Right of First Refusal shall also continue to apply.

Section 2.6. Conveyance of Zapote Real Property Interests.

(a) Contemporaneously with the execution of this Agreement, the Parties shall execute and deliver, or shall cause the trustee under that certain Fideicimoso PPF-Pricsmarlandco Trust Agreement dated August 12, 1999 (the “Trust Agreement”) to execute and deliver, to the Costa Rica Notaries (as defined below) (with copies thereof being delivered to each Party), a Finiquito Parcial de Contrato de Fideicomiso (the “Transfer of Beneficial Interests”) in the form attached hereto as Exhibit J, amending the Trust Agreement to provide (1) that PriceSmart shall be the sole named beneficiary with regard to all that certain lot, piece or parcel of land of approximately 2,250 square meters lying, being and situated in Zapote, the Republic of Costa Rica (the “Zapote Property”), subject to all matters of record as of the date hereof, except for any and all private party monetary liens (including, without limitation, that certain Cedula Hipotecarea in the amount of $1.2 million, which shall be paid off by PSC on or before the Zapote Closing (as defined in the Escrow Agreement), and PSC shall deliver to PriceSmart the Cedula Hipotecarea, marked “Cancelled”), and (2) that the provisions of Paragraph Setimo K of the Trust Agreement have been deleted. To the extent local laws and customs require the Transfer of Beneficial Interests to be revised from the form attached hereto in order to be accepted with each such authority, the Parties agree to make such revisions as reasonably necessary. On or before the Effective Date, PriceSmart and PSC shall select two notaries (the “Costa Rica Notaries”) who jointly shall be responsible for executing and filing, or causing to be filed, acting as co-notaries, the Transfer of Beneficial Interest with the Registrar of the Public Registry of the Republic of Costa Rica (the “Costa Rica Registry”) and with each other authority with which real property transfer documents are customarily filed in the related jurisdiction. Upon selection, the Costa Rica Notaries shall send a confirmation letter to PriceSmart, with a copy to PSC and the Escrow Agent, acknowledging that such Costa Rica Notaries have reviewed this Agreement and accept the responsibilities set forth herein. Contemporaneously with the Effective Date, the authorized representatives of PriceSmart and PSC shall appear before the Costa Rica Notaries who shall (i) execute the Transfer of Beneficial Interest in the protocol book of the Costa Rica Notaries, (ii) issue a certified original Public Deed of the Transfer of Beneficial Interest as executed in the protocol book (the “Costa Rica Testimonio”) and (iii) file the Costa Rica Testimonio with the Costa Rica Registry. Any of the Costa Rica Notaries shall send to the Escrow Agent a legalized copy of the Costa Rica Testimonio with its corresponding copy of the presentation slip for registration before the Costa Rica Registry.

All current real property taxes and assessments, amounts payable under existing agreements and rents arising from the Zapote Property shall be prorated between the Parties as of the date of the Zapote Closing, based upon the latest available tax information and paid through the Escrow Agent, all as more particularly set forth in the Escrow Agreement. If the prorations and credits made under the Zapote Closing Statement (as defined in the Escrow Agreement) shall prove to be incorrect or incomplete for any reason, then either Party shall be entitled to an adjustment to correct the same; provided, however, that any adjustment shall be made, if at all, within ninety (90) days after the Zapote Closing (except with respect to taxes and assessments, in which case such adjustment shall be made within thirty (30) days after the information necessary to perform such adjustment is available), and if a Party fails to request an adjustment to the Zapote Closing Statement by a written notice delivered to the other Party within the applicable period set forth above (such notice to specify in reasonable detail the items within the Zapote Closing Statement that such Party desires to adjust and the reasons for such adjustment), then the prorations and credits set forth in the Zapote Closing Statement shall be binding and conclusive against such Party. In the event of any adjustment to the Zapote Closing Statement pursuant to this paragraph, the Party owing an amount pursuant to such adjustment shall pay to the other Party the amount of such adjustment within five (5) Business Days of the determination of the amount of such adjustment (to the extent such amount is not paid at the Zapote Closing).

(b) Contemporaneously with the Zapote Closing, PSC shall convey, sell, assign and transfer to PriceSmart, and PriceSmart hereby agrees to assume the obligations under, that certain Lease for “Local Diez” (Location 10) located in the Centro Comercial Plaza de Convenciones dated May 31, 2004 between Desarrollos Comerciales Centroamericanos PPF, S.A. and Sociedad Anonima de Vehiculos Automores (the “Car Dealership Lease”) and that certain Lease for the Burger King located in the Centro Comercial Plaza de Convenciones dated November 12, 2002 between Desarrollos Comerciales Centroamericanos PPF, S.A. and Valle del Occidente

Sociedad Anonima (the “Restaurant Lease”, and together with the Car Dealership Lease”, the “Zapote Leases”), including rights to receive rents and income, as adjusted for prepayments, prorations, deposits and other adjustments as provided in the Escrow Agreement, pursuant to that certain Assignment and Assumption of Leases, the form of which is attached hereto as Exhibit K.

(c) For and in consideration of PSC’s undertakings pursuant to Section 2.6(a) and Section 2.6(b), PriceSmart shall deliver to the Escrow Agent (but directly into the Subescrow, as defined in the Escrow Agreement), contemporaneously with the Effective Date, the sum of ONE MILLION AND NO/100 UNITED STATES DOLLARS (U.S.$1,000,000.00) (the “Zapote Property Purchase Price”) by wire transfer of immediately available funds for deposit into an escrow account (the “Escrow Account”), as more particularly set forth in the Escrow Agreement. Upon the Zapote Closing, the Escrow Agent shall be authorized pursuant to the Escrow Agreement to deliver the Zapote Property Purchase Price (as defined below), minus any and all prorations, to the account designated in wiring instructions provided by PSC (but located in the country of Costa Rica).

(d) For and in consideration of PSC’s undertakings pursuant to this Section 2.6(d), PriceSmart shall deliver to the Escrow Agent, contemporaneously with the Effective Date, for deposit into the Escrow Account by wire transfer of immediately available funds the sum of TWO HUNDRED FIFTY THOUSAND AND NO/100 UNITED STATES DOLLARS (U.S.$250,000.00) (the “Zapote Escrow Amount”). For and in consideration of PriceSmart’s undertakings pursuant to this Section 2.6(d), PSC shall use commercially reasonable efforts to cause each of the car dealership and the restaurant to agree to terminate its respective lease to which the Zapote Property is currently subject (each, a “Zapote Lease”) and to vacate the Zapote Property pursuant to the terms of such Zapote Lease; provided that PSC shall have no further obligations under this Section 2.6(d) in the event the lease is not terminated and the related property is not vacated and surrendered on or before twelve (12) months after the Effective Date, in the case of the car dealership, and thirty-six (36) months after the Effective Date, in the case of the restaurant. PriceSmart shall comply promptly and in good faith with all reasonable requests of PSC in connection with PSC’s efforts pursuant to this Section 2.6(d), including, but not limited to, allowing PSC entry and access to the Zapote Property upon forty-eight (48) hours notice, allowing the tenants to take reasonable measures to vacate the related premises and executing any reasonable documents necessary to effect such lease terminations; provided that PSC shall reimburse PriceSmart within ten (10) days written demand from PriceSmart for any costs or expenses incurred in connection with the foregoing such requests by PSC; and provided, further, that PriceSmart shall not be obligated to take any action that could foreseeably expose PriceSmart to litigation or similar claims. PriceSmart shall not take any actions that would restrict the ability of PSC to terminate the Zapote Leases or cause the Zapote Property to be vacated and surrendered.

(e) In connection with the termination of the Zapote Leases pursuant to Section 2.6(d) above, PSC hereby agrees that upon termination of the Zapote Leases within the time periods set forth in Section 2.6(d) above, PSC shall deliver each leased premises to PriceSmart in a substantially level-grade condition, free of any and all substantial debris and/or improvements.

(f) As more fully described in the Escrow Agreement, and subject to the provisions of Section 2.6(h) below, if the Zapote Lease with the car dealership has been terminated and the premises leased thereunder have been vacated and surrendered in accordance with Sections 2.6(d) and (e) above, then on or before twelve (12) months after the Effective Date, PSC may provide a written demand upon the Escrow Agent (which shall be given simultaneously to PriceSmart) to release to PSC ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 UNITED STATES DOLLARS (U.S. $125,000.00) of the Zapote Escrow Amount (the “Car Dealership Amount”). Unless PriceSmart provides to the Escrow Agent, within five (5) Business Days after receipt of such demand from PSC (the “Car Dealership Objection Period”), a written statement from either (at PriceSmart’s option) Edgar Zurcher Gurdian or an accountant from one of PriceWaterhouseCoopers, KPMG International or Deloitte and Touche stating that either the Zapote Lease with the car dealership has not been terminated or that the premises leased thereunder have not been vacated and surrendered in accordance with Sections 2.6(d) and (e) above, together with a reasonably detailed explanation of the actions still to be taken to satisfy the foregoing conditions, then the Escrow Agent shall release the Car Dealership Amount to PSC, subject to Section 2.6(h) below. If PriceSmart timely provides to the Escrow Agent such statement from Mr. Zurcher or an accountant from one of the above-referenced firms, the Escrow Agent shall hold the Car Dealership Amount in Escrow, and the procedures set forth above shall again be applicable (i.e., PSC may send a second demand after curing any issues raised by Mr. Zurcher or such accountant, with the same procedure set forth above applying to such second demand). In the event (A) PSC does not provide such written demand upon the Escrow Agent on or before twelve (12) months after the Effective Date or (B) PSC does timely provide such written demand upon the Escrow Agent, but such demand is disputed by PriceSmart by timely delivering to the Escrow Agent a written statement from Mr. Zurcher or an accountant as provided above and such disputed items are not cured prior to that date that is twelve (12) months after the Effective Date, then the Escrow Agent shall release to PriceSmart the Car Dealership Amount. As more fully described in the Escrow Agreement, and subject to the provisions of Section 2.6(h) below, if the Zapote Lease with the restaurant has been terminated and the premises leased thereunder have been vacated and surrendered in accordance with Sections 2.6(d) and (e) above, then on or before thirty-six (36) months after the Effective Date, PSC may provide a written demand upon the Escrow Agent (which shall be given simultaneously to PriceSmart) to release to PSC ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 UNITED STATES DOLLARS (U.S. $125,000.00) of the Zapote Escrow Amount (the “Restaurant Amount”). Unless PriceSmart provides to the Escrow Agent, within five (5) Business Days after receipt of such demand from PSC (the “Restaurant Objection Period”), a written statement from either (at PriceSmart’s option) Edgar Zurcher Gurdian or an accountant from one of PriceWaterhouseCoopers, KPMG International or Deloitte and Touche stating that either the Zapote Lease with the restaurant has not been terminated or that the premises leased thereunder have not been vacated and surrendered in accordance with Sections 2.6(d) and (e) above, together with a reasonably detailed explanation of the actions still to be taken to satisfy the foregoing conditions, then the Escrow Agent shall release the Restaurant Amount to PSC, subject to Section 2.6(h) below. If PriceSmart timely provides to the Escrow Agent such statement from Mr. Zurcher or an accountant from one of the above-referenced firms, the Escrow Agent shall hold the Restaurant Amount in Escrow and the procedures set forth above shall again be applicable (i.e., PSC may send a second demand after curing any issues raised by Mr. Zurcher or such accountant, with the same procedure set forth above applying to such second demand). In the event (A) PSC does not provide such written demand upon the Escrow Agent on or before thirty-six (36) months after the Effective Date or (B) PSC does timely provide such written demand upon the Escrow Agent, but such demand is disputed by PriceSmart by timely delivering to the Escrow Agent a written statement from Mr. Zurcher or an accountant as provided above and such disputed items are not cured prior to that date that is thirty-six (36) months after the Effective Date, then the Escrow Agent shall release to PriceSmart the Restaurant Amount. The Parties intend that PSC will be paid (a) the Car Dealership Amount only if the Zapote Lease with the car dealership has been terminated and the premises leased thereunder have been vacated and surrendered in accordance with Sections 2.6(d) and (e) on or before twelve (12) months after the Effective Date and (b) the Restaurant Amount only if the Zapote Lease with the restaurant has been terminated and the premises leased thereunder have been vacated and surrendered in accordance with Sections 2.6(d) and (e) above on or before thirty-six (36) months after the Effective Date. PriceSmart will pay the costs of Mr. Zurcher or such accountant, unless Mr. Zurcher or such accountant determines that PSC was not entitled to the requested release, in which event PSC will pay the costs of Mr. Zurcher or such accountant.

(g) PSC represents and warrants that the Zapote Leases are the only leases or rental agreements applicable to the Zapote Property, and that the Zapote Leases have not been amended, modified, supplemented or otherwise changed. PSC hereby agrees to indemnify and hold PriceSmart harmless from any claims by or liabilities to the current or any prior tenants under the Zapote Leases or of the Zapote Property (i) relating to matters or events occurring prior to the Zapote Closing contemplated in Section 2.6(a) above with respect to the Zapote Leases, and (ii) relating to any matters or events occurring after the Zapote Closing contemplated in Section 2.6(a) above based on, or arising out of, PSC’s efforts to cause the tenants under the Zapote Leases, or either of them, to terminate their respective leases and to vacate and surrender the premises. Except to the extent resulting from a breach of the representation and warranty contained in the first sentence of this paragraph, PriceSmart hereby agrees to indemnify and hold PSC harmless from any claims by or liabilities, other than those described in clause (i) or (ii) of this paragraph or in subparagraph (h) below, to any current tenant under the Zapote Leases relating to matters or events occurring from and after such Zapote Closing with respect to the Zapote Leases.

(h) Notwithstanding anything to the contrary contained in this Section 2.6, if after the Zapote Closing contemplated in Section 2.6(a) above the tenants under either or both of the Zapote Leases fail to pay any rent or other amounts due (the “default amounts”) under the respective lease prior to the earlier of the termination date of such lease or the respective dates set forth in Section 2.6(d), then any payments of the Zapote Escrow Amount due to PSC under Section 2.6(f) will be reduced by the default amounts with respect to such lease, and such default amounts shall be paid by the Escrow Agent to PriceSmart pursuant to the terms of the Escrow Agreement. During each of the Car Dealership Objection Period and the Restaurant Objection Period, as applicable, if such default amounts exist, PriceSmart may provide to Escrow Agent written notice (which notice shall simultaneously be delivered to PSC) of such default amounts for the applicable Zapote Lease. Upon request from PSC, PriceSmart will assign to PSC the rights of PriceSmart to enforce such leases, at the sole cost and expense of PSC, and PSC shall indemnify and hold PriceSmart harmless from any claims by or liabilities to the tenants under the Zapote Leases resulting from PSC’s actions in so enforcing such leases. If, after PriceSmart receives any such default amounts from the Escrow Agent, any of the tenants under either or both of the Zapote Leases then pay PriceSmart all or any portion of the amounts previously received by PriceSmart from the Escrow Agent for the default amounts, PriceSmart will remit such payment to PSC within ten (10) days of receipt.

(i) Contemporaneously with the execution of this Agreement, the Parties shall execute an Easement Agreement in the form attached hereto as Exhibit P (the “Zapote Easement Agreement”) pursuant to which PriceSmart agrees to create, grant and convey to, or execute for the benefit of, PSC a perpetual, non-exclusive easement for purposes of ingress and egress of vehicular (excluding commercial and industrial delivery vehicles with a length greater than twenty-eight (28) feet or having a total weight, including the weight of any cargo, of 25,000 pounds or more) and pedestrian traffic and street access to and from Ruta 204 at Point “1” (as depicted on the attached Exhibit I) across the driveway owned by PriceSmart (as depicted on the attached Exhibit I), continually to and from the corner of the PSC Entry at Point “2” (as depicted on the attached Exhibit I). In the event that the grant of all or any portion of the easement set forth above in this subparagraph (i) cannot be effected on or before the Effective Date due to the requirement to obtain necessary governmental approvals (or for any other reason), then the Parties hereby agree that pending the grant of such easement, PSC shall have the right to use such easement as of the Effective Date and to retain such right until such time as such easement has been granted pursuant to all applicable governmental requirements.

(j) The Parties agree to negotiate with each other in good faith after the Effective Date regarding PriceSmart potentially granting to PSC an easement for purposes of egress of vehicular traffic from and over the exit from the PSC property at Point “3” (as depicted on the attached Exhibit I) across the driveway owned by PriceSmart (as depicted on Exhibit I) continually to Point “4” (as depicted on the attached Exhibit I) and then continually from such Point 4 back to Point 1. The foregoing agreement to negotiate shall not obligate either Party to reach an agreement on any such easement.

Section 2.7. Termination of Certain Agreements.

(a) Except as expressly provided otherwise in Sections 2.7(c), 2.7(d), 2.7(e), 2.7(g), 2.7(h) and 2.8 below, effective upon execution of this Agreement by all Parties, all agreements between any of the PriceSmart Parties and any of the PSC Parties, other than agreements entered into pursuant to this Agreement (collectively, the

“Terminated Agreements”), are hereby cancelled and terminated, and no Party shall have any further rights or obligations under the Terminated Agreements. No additional documentation shall be necessary to effect the cancellation and termination of the Terminated Agreements.

(b)

(i) For and in consideration of PSC’s cancellation and termination of the Terminated Agreements, including but not limited to the SPA, pursuant to Section 2.7(a) above, the releases and settlement of claims, and other mutual covenants contained in this Agreement, PriceSmart shall deliver to the Escrow Agent, contemporaneously with the Effective Date, for deposit into the Escrow Account by wire transfer of immediately available funds, the sum of THREE MILLION ONE HUNDRED FIFTY THOUSAND AND NO/100 UNITED STATES DOLLARS (U.S. $3,150,000) (the “Miscellaneous Escrow Funds”). As more fully described in the Escrow Agreement, PSC may provide a written demand upon the Escrow Agent (which shall be given simultaneously in writing to PriceSmart with copies of all attachments), attaching (A) an Order Terminating Arbitration With Prejudice (or other applicable documents resulting in the Arbitrations having been dismissed with prejudice) that has been executed and issued by the applicable forum with respect to both of the Arbitrations, (B) an Order of Dismissal With Prejudice (or other applicable documents resulting in the Preliminary Injunction Action having been dismissed with prejudice) that has been executed and issued by the applicable forum with respect to the Preliminary Injunction Action, and (C) an Order of Dismissal of Appeal With Prejudice (or other applicable documents resulting in the Appeal having been dismissed with prejudice) that has been executed and issued by the applicable forum with respect to the Appeal, to release to PSC TWO MILLION ONE HUNDRED ELEVEN THOUSAND THREE HUNDRED NINETY-FIVE AND NO/100 UNITED STATES DOLLARS (U.S. $2,111,395.00) of the Miscellaneous Escrow Funds to the account designated in wiring instructions provided by PSC (but located within the country of Panama), with the remaining ONE MILLION THIRTY-EIGHT THOUSAND SIX HUNDRED FIVE AND NO/100 UNITED STATES DOLLARS (U.S. 1,038,605) of the Miscellaneous Escrow Funds being released to PSC to the account located in Miami, Florida set forth in the Escrow Agreement; unless PriceSmart provides to the Escrow Agent, within five (5) Business Days after receipt of such demand from PSC, a written objection, which objection must be based upon (A) an Order Terminating Arbitration With Prejudice (or other applicable documents resulting in the Arbitrations having been dismissed with prejudice) not having been executed and issued by the applicable forum with respect to one or more of the Arbitrations, (B) an Order of Dismissal With Prejudice (or other applicable documents resulting in the Preliminary Injunction Action having been dismissed with prejudice) not having been executed and issued by the applicable forum with respect to the Preliminary Injunction Action and/or (C) an Order of Dismissal of Appeal With Prejudice (or other applicable documents resulting in the Appeal having been dismissed with prejudice) not having been executed and issued by the applicable forum with respect to the Appeal, then the Escrow Agent shall release the Miscellaneous Escrow Funds to PSC; if PriceSmart timely provides to the Escrow Agent such written notice of objection, the Escrow Agent shall hold the Miscellaneous Escrow Funds in Escrow and the procedure set forth above shall again be applicable (i.e., PSC may provide a second demand after curing any issues raised by PriceSmart, with the same confirmation procedure set forth above applying to such second demand); in the event (A) PSC does not provide such written demand upon the Escrow Agent on or before December 31, 2008 or (B) PSC does timely provide such written demand upon the Escrow Agent, but such demand is disputed by PriceSmart by timely delivering to the Escrow Agent a written notice of objection and such disputed items are not cured on or before December 31, 2008, then the Escrow Agent shall release to PriceSmart the Miscellaneous Escrow Funds. Notwithstanding the foregoing, in connection with the current proceedings in Panama, as a condition to obtaining a release of the Miscellaneous Escrow Funds, PSC only needs to deliver a properly executed and notarized Quitclaim Agreement in the form attached hereto as Exhibit C. PSC covenants to perform all other actions within its control in connection with the obtaining of the final release of such proceedings. However, until such proceedings have been completely dismissed, then PSC shall indemnify and hold harmless PriceSmart and its employees from any claim, cost or liability resulting from such proceedings and arising after the Effective Date.

(ii) Concurrently with the Effective Date (including, without limitation, the delivery by PSC to PriceSmart of the fully executed and notarized Managua Easement Agreement), PriceSmart will pay to PSC ONE MILLION AND NO/100 UNITED STATES DOLLARS (U.S. $1,000,000.00) to the account designated in wiring instructions provided by PSC (but located within the country of Panama).

(iii) The sum of U.S. $4,150,000.00 is being paid pursuant to this Section 2.7(b) on behalf of the entities, in the amounts, listed below:

PriceSmart Panama, S.A.	$139,501
Prismar de Costa Rica, S.A.	$1,038,605
PriceSmart El Salvador, S.A. de C.V.	$368,627
PriceSmart Honduras, S.A. de C.V.	$260,251
PriceSmart Dominicana S.A.	$268,016
PSMT Nicaragua, S.A.	$2,075,000

(c) Notwithstanding anything to the contrary contained in this Agreement, (i) the Termination Procedures of the Credit Card Agreements shall survive, provided that PSC’s obligations pursuant to the Termination Procedures shall terminate as of May 2, 2008; (ii) PSC represents that, as of January 31, 2008, it ceased accruing any Smart Points (as defined in the Credit Card Agreements) or like benefit on behalf of the cardholders, and that, as of January 31, 2008, it ceased issuing Smart Points vouchers, and the Parties agree that the termination dates for the Master Credit Card Agreement and the Banpro Agreement shall be deemed to be May 1, 2007; (iii) PSC agrees to honor any vouchers redeemed by Members (as defined in the Credit Card Agreements) at PriceSmart warehouses for merchandise and reimburse PriceSmart for said redemptions pursuant to the formula and terms set forth in the Credit Card Agreements; (iv) concurrently with the execution of this Agreement, PSC shall deliver to PriceSmart a summary of all Smart Points balances outstanding and vouchers issued and unreimbursed by PSC, with respect to each customer, as of the date of execution of this Agreement, (v) as of the Effective Date, PSC represents and warrants to PriceSmart that the total dollar exposure of the sum of all Smart Points balances outstanding and unredeemed and unexpired vouchers equals U.S. $188,026.63 (the “Smart Points Balance Amount”), (vi) PSC covenants that it will terminate all dual purpose cards within thirty (30) days after the Effective Date; (vii) PSC represents and warrants that it has ceased automatically charging and will not automatically charge in the future for membership fees on the co-branded or private label credit cards, (viii) PSC represents and warrants that, as of April 30, 2007, in the countries of Costa Rica, Honduras, El Salvador and the Dominican Republic, PSC has ceased charging and collecting PriceSmart membership dues, (ix) PSC represents and warrants that, as of May 30, 2007, PSC has ceased charging and collecting PriceSmart membership dues in the country of Panama, (x) PSC represents and warrants that to the extent that PSC has charged membership renewal fees since the date that PSC was provided notice of termination of the Credit Card Agreements, PSC has previously paid to PriceSmart all such sums collected for PriceSmart membership renewal charges assessed, and (xi) concurrently with the execution of this Agreement, PSC shall provide PriceSmart with a complete list of all Members who have had their memberships renewed in the twelve months preceding the Effective Date by having their membership fees charged to their co-branded or private label credit cards. Concurrently with the Effective Date, PSC shall deliver to the Escrow Agent the Smart Points Balance Amount. PriceSmart may provide at anytime until May 31, 2008 a written demand upon the Escrow Agent (which shall be given simultaneously to PSC, together with an invoice and the original of the Smart Checks or vouchers) to release to PriceSmart an amount equal to the amount of vouchers redeemed by PriceSmart after October 31, 2007 and through May 1, 2008 and which have not been previously reimbursed by PSC to PriceSmart (the “Smart Points Claim Amount”). In addition, such demand may include a claim for reimbursement from the Smart Points Balance Amount equal to the damages incurred by PriceSmart due to a breach by PSC of any of its representations or warranties set forth above in this subparagraph (c) (the “Offset Damages Amount”). Any such demand by PriceSmart for the Offset Damages Amount shall be accompanied by evidence of the breach by PSC of such representations or warranties. Unless PSC provides to the Escrow Agent, within five (5) Business Days after receipt of such demand from PriceSmart (the “Smart Balance Objection Period”), a written statement from an accountant from one of

Price WaterhouseCoopers, KPMG International or Deloitte and Touche stating that PriceSmart’s claim is inaccurate, together with a reasonably detailed explanation of the reasons such claim is inaccurate, then the Escrow Agent shall release the Smart Points Claim Amount plus the Offset Damages Amount to PriceSmart. If PSC timely provides to the Escrow Agent such statement from one of the above-referenced firms, the Escrow Agent shall hold the Smart Points Balance Amount in Escrow and the procedures set forth above shall again be applicable (i.e., PriceSmart may send a second demand after curing any issues raised by such accountant, with the same procedure set forth above applying to such second demand). In the event (A) PriceSmart does not provide such written demand upon the Escrow Agent on or before May 31, 2008 or (B) PriceSmart does timely provide such written demand upon the Escrow Agent, but such demand is disputed by PSC by timely delivering to the Escrow Agent a written statement from an accountant as provided above and such disputed items are not cured on or before May 31, 2008, then the Escrow Agent shall release to PSC the Smart Points Balance Amount. Any remaining balance of the Smart Points Balance Amount after the payment of the Smart Points Claim Amount plus the Offset Damages Amount to PriceSmart shall be released immediately by the Escrow Agent to PSC. PSC will pay the costs of such accountant, unless such accountant determines that PriceSmart was not entitled to the requested release, in which event PriceSmart will pay the costs of such accountant. For the avoidance of doubt, the Parties agree that PSC shall have no obligation to reimburse PriceSmart for any vouchers redeemed by PriceSmart on or prior to October 31, 2007.

(d) Nothing in Section 2.7(a) above shall affect the rights of PSC to offer banking or financial services in warehouses owned or operated by PriceSmart through that date that is sixty (60) days after the Effective Date for all warehouses in Nicaragua, Honduras, Costa Rica, El Salvador, Panama and the Dominican Republic, and any provisions contained in the Terminated Agreements relating or incidental to such rights shall not be terminated prior to such date, provided that PSC is in compliance with this Agreement, is in compliance with the Branch Leases (defined below) save with respect to payment of rent, is not interfering with the business activities of PriceSmart and does not hold itself or any of its Affiliates out as the official bank or credit card provider of PriceSmart.

(e) PriceSmart agrees to prepay, on or prior to the Effective Date, the amount outstanding under the loan and related agreements reflected in the Testimony of Public Deed—Banco De La Produccion, Sociedad Anonima -PSMT Nicaragua Sociedad Anonim 2004-09, dated February 5, 2004. PSC agrees that there shall be no prepayment penalty, however characterized, with respect to such prepayment. PSC covenants to cause Banco De La Produccion, within three (3) Business Days of receipt of such prepayment, to return to PriceSmart (i) the applicable promissory note, duly cancelled, and (ii) such documentation as is customarily provided in the applicable jurisdiction to evidence the cancellation of the guaranties from PriceSmart, Inc. and Prismar de Costa Rica, S.A.

(f) PSC hereby agrees to indemnify and hold PriceSmart harmless from any claims by or liabilities incurred by PriceSmart to the former and/or current shareholders of PSC based on, arising out of or related to termination of the SPA pursuant to this Agreement. PriceSmart hereby releases the former and/or current shareholders of PSC from any claims by or liabilities to PriceSmart based on, arising out of or related to termination of the SPA pursuant to this Agreement.

(g) Notwithstanding anything to the contrary contained in this Agreement, bank accounts currently maintained by PriceSmart Parties, as identified on Exhibit L hereto, shall remain in full force and effect according to their terms, unless and until closed by the applicable PriceSmart Party(ies) in accordance with their terms.

(h) Notwithstanding anything to the contrary contained in this Agreement, the (i) Trust Agreement as referred to in, and amended pursuant to, Section 2.6(a) above, and (ii) the Registration Rights Agreement dated as of June 3, 2000 by and between PriceSmart, Inc. and PSC, S.A. shall remain valid and binding and in full force and effect.

Section 2.8. Cancellation of Certain Accounts Receivable. The Parties hereby agree that any and all amounts or debts due and payable as of October 31, 2007 under the Terminated Agreements as between one or more of the PSC Parties and one or more of the PriceSmart Parties shall be waived, forgiven, and cancelled effective upon execution of this Agreement by all Parties; provided, however, that the foregoing (i) shall not in any manner affect the obligations of PSC (x) to make the payments in lieu of rent referred to in Section 2.9(a) hereof, or (y) to make any payments due under Section 2.7(c) hereof, or (z) to make any other payments due to PriceSmart under this Agreement after October 31, 2007, and (ii) shall not in any manner affect the obligations of PriceSmart as referred to in Section 2.7(e) above.

Section 2.9. Termination of Property Rights in PriceSmart Warehouses.

(a) For and in consideration of the payment to be made by PriceSmart pursuant to Section 2.9(b) below, PSC hereby agrees, effective no later than that date that is sixty (60) days after the Effective Date for all warehouses in Nicaragua, Honduras, Costa Rica, El Salvador, Panama and the Dominican Republic, to terminate and relinquish all rights it may have (whether under the Terminated Agreements, individual lease agreements with PriceSmart, local laws or otherwise) to occupy and conduct banking or financial services in warehouses owned or operated by PriceSmart. In furtherance of the foregoing, PSC hereby agrees to cancel and terminate all lease agreements (the “Branch Leases”) and to vacate and surrender all leased premises with all of PSC’s property and fixtures removed in a reasonable manner, as described in the Branch Leases, no later than that date that is sixty (60) days after the Effective Date. Each of the Parties hereby acknowledges that its respective obligations under the Branch Leases, save with respect to rent (which shall continue until sixty (60) days after the Effective Date), shall continue in full force and effect until the earlier of sixty (60) days after the Effective Date or the earlier vacating and surrender of the leased premises along with written notice from PSC to PriceSmart that the related leased premises have been so vacated and surrendered with all of PSC’s property and fixtures removed in a reasonable manner. Concurrently with the Effective Date, PSC shall pay to PriceSmart, in lieu of rent due and owing as of the Effective Date plus all rent that would have accrued through that date that is sixty (60) days after the Effective Date, an amount equal to the sum of NINETY-TWO THOUSAND FOUR HUNDRED SEVENTY AND 33/100 DOLLARS (U.S. $92,470.33) (representing all such amounts accruing through April 8, 2008). Such payment shall be made by delivery of certified cashier’s checks (or its local equivalent) payable to PriceSmart, Inc. PriceSmart will reasonably cooperate with PSC in connection with PSC’s removal of all of PSC’s property and fixtures as required above, and PSC will reasonably cooperate with PriceSmart in connection with such removal so as to not unreasonably interfere with PriceSmart’s continued business operations in the warehouses. PriceSmart may limit the timing of such removal to after PriceSmart’s normal business hours, but PriceSmart shall then be required to provide PSC access and entry after normal business hours.

(b) For and in consideration of relinquishing its rights as contemplated in Section 2.9(a) above, including termination of the Branch Leases, the releases and settlement of claims, and other mutual covenants contained in this Agreement, PriceSmart shall deliver to the Escrow Agent contemporaneously with the Effective Date by wire transfer immediately available funds in the sum of TWO MILLION AND NO/100 UNITED STATES DOLLARS (U.S.$2,000,000.00) (the “Branch Lease Escrow Amount”). As more fully described in the Escrow Agreement, (i) PSC may provide a written demand upon the Escrow Agent within three (3) Business Days after that date that is sixty (60) days after the Effective Date (which shall be given simultaneously to PriceSmart) confirming that all the Branch Leases governing warehouse site(s) have been terminated and the premises leased thereunder have been vacated and surrendered with all of PSC’s property and fixtures removed in a reasonable manner by sixty (60) days after the Effective Date, and requesting the release of the Branch Lease Escrow Amount less the sum of ONE HUNDRED THOUSAND AND NO/100 UNITED STATES DOLLARS (U.S. $100,000) (such remainder being referred to as the “Termination Amount”) to PSC, to the account designated in wiring instructions provided by PSC (but located within the country of Panama); unless PriceSmart provides to the Escrow Agent, within five (5) Business Days after receipt of such demand from PSC, a written statement from either, at PriceSmart’s option, Edgar Zurcher Gurdian or an accountant from one of PriceWaterhouseCoopers, KPMG International or Deloitte and Touche stating that either any of such Branch Leases have not been vacated or that any of such premises have not been surrendered with all of PSC’s property and fixtures removed in a reasonable manner, together with a reasonably detailed explanation of the actions still to be taken to satisfy the foregoing condition, then the Escrow Agent shall release the Termination Amount from the Branch Lease Escrow Amount to PSC; if PriceSmart timely provides to the Escrow Agent such statement from Mr. Zurcher or an accountant from one of the above-referenced firms, the Escrow Agent shall hold the Termination Amount in Escrow and the procedures set forth above shall again be applicable (i.e., PSC may send a second demand after curing any issues raised by Mr. Zurcher or such accountants, with the same procedure set forth above applying to such second demand), and (ii) in the event that (A) PSC does not provide written demand to the Escrow Agent within three (3) Business Days after that date that is sixty (60) days after the Effective Date confirming that all Branch Leases have been terminated and the premises leased thereunder have been vacated and surrendered within sixty (60) days after the Effective Date with all of PSC’s property and fixtures removed in a reasonable manner or (B) PSC does timely provide such written demand upon the Escrow Agent, but such demand is disputed by PriceSmart by timely delivering to the Escrow Agent a written statement from Mr. Zurcher or an accountant as provided above and such disputed items are not cured prior to that date that is sixty (60) days after the Effective Date, the Escrow Agent shall release the Branch Lease Escrow Amount to PriceSmart. Notwithstanding the immediately preceding sentence, if PSC has caused its property and fixtures to be substantially removed within sixty (60) days after the Effective Date, but PriceSmart has provided a written statement from either Mr. Zurcher or an accountant from one of the above-referenced accounting firms as provided above based solely on there being some minor items that have not yet been removed, then PSC shall have until five (5) Business Days after the giving to PSC of such written statement to cure such minor items and to submit another demand for release of the Termination Amount (and the procedures set forth above shall again be applicable, but there will be no further cure periods after the expiration of such five (5) Business Day period). In addition, the Parties agree that PSC shall not be required to remove items that would be unreasonable to remove, such as, by example only, electrical outlets installed in the floor of the premises. If the Termination Amount is released to PSC as provided above, the remaining amount of ONE HUNDRED THOUSAND AND NO/100 DOLLARS (U.S.$100,000) shall be held by the Escrow Agent and can be drawn on by PriceSmart (by notice to the Escrow Agent, with such notice being simultaneously given to PSC) to pay costs incurred by PriceSmart to return any of the premises to the condition required by the applicable Branch Leases. If PriceSmart has not made demand for payment of any such amount within thirty (30) days after release of the Termination Amount to PSC, then any portion of such amount for which PriceSmart has not made such demand shall be released to PSC after the expiration of such thirty (30) day period. PriceSmart will pay the costs of Mr. Zurcher or such accountant, unless Mr. Zurcher or such accountant determines that PSC was not entitled to the requested release, in which event PSC will pay the costs of Mr. Zurcher or such accountant. The Branch Lease Escrow Amount is being paid on behalf of the entities in the amounts listed below:

PriceSmart Panama, S.A.	$533,333
Prismar de Costa Rica, S.A.	$533,333
PriceSmart El Salvador, S.A. de C.V.	$266,667
PriceSmart Honduras, S.A. de C.V.	$266,667
PriceSmart Dominicana S.A.	$266,667
PSMT Nicaragua, S.A.	$133,333

(c) PSC hereby agrees to indemnify and hold PriceSmart harmless from any claims or liabilities relating to the termination of the Branch Leases contemplated in Section 2.9(a) above.

Section 2.10. Stock Sale and Put Agreement.

(a) Contemporaneously with the execution of this Agreement, the Parties shall execute that certain Put Agreement, the form of which is attached hereto as Exhibit M (the “Put Agreement”). PSC agrees that for the period of sixty (60) calendar days beginning on the Effective Date (the “Stock Sale Period”) it will exercise commercially reasonable efforts, with the assistance of an independent broker, to sell for a price at or in excess of U.S.$25.00 per share, any of the 679,500 shares of common stock, par value U.S.$0.0001 (the “Common Stock”), of PriceSmart, Inc. previously acquired by PSC pursuant to the SPA and still held by PSC as of the Effective Date (the “SPA Shares”). For avoidance of doubt, only the SPA Shares shall be subject to the Put Agreement, and PSC shall be deemed to have sold SPA Shares upon PSC’s sale of the first 679,500 shares of Common Stock sold by it from or after the Effective Date. If, at the conclusion of the Stock Sale Period, PSC has been unsuccessful in selling all or any portion of the SPA Shares at U.S. $25.00 per share or more and PSC has timely delivered written notice of the number of unsold SPA Shares held by PSC, each of PSC and PriceSmart hereby authorize delivery by the Escrow Agent of its respective signed counterpart of the Put Agreement to the other Party and the Put Agreement shall become effective at such time without any further action by any Party. Concurrently with the execution of the Put Agreement, the Parties agree to entrust the executed but undated Put Agreement to the Escrow Agent for safekeeping until such time, if any, as the Stock Sale Period has concluded and PSC provides written notice to the Escrow Agent and PriceSmart within three (3) Business Days after the conclusion of the Stock Sale Period of the number of unsold SPA Shares then held by PSC. Any such statement shall be accompanied by evidence of the determination of the number of unsold SPA Shares then held by PSC. In the event such notice is timely delivered to the Escrow Agent and PriceSmart, the Escrow Agent shall enter the date of the delivery of such notice as the date of the Put Agreement, enter in the Put Agreement the number of unsold SPA Shares set forth in PSC’s notice, and release executed counterparts of the Put Agreement to each Party, and the Escrow Agent shall have no further obligations with respect to the Put Agreement. The Parties hereby release the executed counterparts of the Put Agreement subject to the terms of this Section 2.10 and the Escrow Agreement. In the event the notice of unsold SPA shares is not timely delivered by PSC, the Escrow Agent, PSC and PriceSmart shall have no further obligations with respect to the Put Agreement. Under the Put Agreement, PSC shall agree that for the period beginning upon the date of the Put Agreement and ending sixty (60) calendar days thereafter (the “Put Period”), it will exercise commercially reasonable efforts, with the assistance of an independent broker, to sell for a price at or in excess of U.S.$25.00 per share the remaining SPA Shares. If, at the conclusion of the Put Period, PSC has been unsuccessful in selling all or any portion of the SPA Shares, PSC may, upon written notice to PriceSmart no later than the end of the third Business Day following the conclusion of the Put Period, require PriceSmart to purchase the remaining SPA Shares at a price of U.S.$25.00 per share (the “Put Right”). In the event PSC fails to provide written notice of its exercise of the Put Right by the end of the third Business Day following the date of the conclusion of the Put Period, the Put Right shall terminate immediately and automatically and PriceSmart shall have no further obligation to purchase any shares from PSC. If PSC timely exercises the Put Right, PriceSmart shall purchase from PSC, within twenty-one (21) calendar days from receipt of PSC's notice exercising its Put Right, the number of then unsold SPA Shares set forth in PSC's notice at a price of U.S.$25.00 per share pursuant to the terms of the Put Agreement. The per share amounts and prices referenced in this Section are subject to adjustment as provided in the Put Agreement.

(b) PriceSmart represents that the shares of Common Stock owned by PSC are subject to a registration statement that is currently effective under the Securities Act of 1933, as amended (the “1933 Act”) and are freely tradable. PriceSmart shall maintain the effective status of such registration statement under the 1933 Act during the Stock Sale Period and the Put Period.

Section 2.11. Releases of PriceSmart and PSC.

(a) Release of PriceSmart.

(i) With the exception of any claims based on or arising out of this Agreement, and any obligations expressly excepted from any release hereunder, the PSC Parties, for and on behalf of themselves, and each of them, and their respective agents, employees, officers, directors, shareholders, partners, members, managers, administrators, insurers, representatives, attorneys, affiliates, subsidiaries, predecessors, successors, parents, principals, heirs and assigns, and each of them (the “PSC Releasors”), generally release and forever acquit and discharge the PriceSmart Parties, and each of them, and their respective agents, employees, officers, directors, shareholders, partners, members, managers, administrators, insurers, representatives, attorneys, affiliates, subsidiaries, predecessors, successors, parents, principals, heirs and assigns, and each of them (including, without limitation, Sherry Bahrambeygui) (the “PriceSmart Releasees”), of and from, and covenant not to institute legal, equitable, or administrative proceedings of any kind against any of the PriceSmart Releasees with respect to, any and all actions, causes of action, claims, liabilities, suits, demands, obligations, indebtedness, injuries, direct and indirect damages, costs, losses, expenses (including attorneys’ fees and costs) of any nature, either known or unknown, latent or patent, discovered or undiscovered, and whether contingent or liquidated, that the PSC Releasors, or any of them, may have had, may now have or claim to have, or may hereafter have or claim to have against the PriceSmart Releasees, or any of them, by reason of any matter, cause or thing whatsoever on account of, or in any way arising out of, or based in whole or in part on, any actions, events or non-occurrences, from the beginning of time to the Effective Date, including but not limited to on account of, or in any way arising out of, or based in whole or in part on, any actions, events or non-occurrences prior to the Effective Date relating to the subject matters of the Arbitrations, the Preliminary Injunction Action, the Appeal, the Panama Proceedings, or any other action at law, or in equity, or dispute resolution proceeding pending between the Parties; provided, for the avoidance of doubt, that the foregoing shall not be construed to release any obligations arising out of or related to this Agreement, including but not limited to the Escrow Agreement or the Put Agreement, and any obligations that by the express terms of this Agreement are not terminated hereby. For the avoidance of doubt, the Parties expressly acknowledge and agree that information (regardless of the manner in which such information was communicated, whether in documents, electronically or otherwise, and including but not limited to credit card customer information) obtained by any of the PriceSmart Releasees or any of the Credomatic Releasees (as defined in Section

2.12(a) hereof) before the Effective Date, regardless of whether used before and/or after the Effective Date, shall not give rise to a claim of any kind, nothing excepted, against any of the PriceSmart Releasees, any and all such claims being fully released hereunder. The foregoing release shall expressly not apply to any personal banking relationships between individuals who are PriceSmart Releasees and banks affiliated with PSC.

(ii) Except for shares of Common Stock owned currently or in the future by PSC, and except for the rights of PSC as the owner of the Company Shares, the shares of PriceSmart Dominicana, S.A. and the shares of PriceSmart Honduras, S.A. de C.V. (which shares are to be purchased by PriceSmart pursuant to Section 2.4 above), PSC hereby waives any right, title or interest it may have in PriceSmart, Inc., any of the other PriceSmart Parties, or any Affiliate of PriceSmart, Inc. and in any intellectual property owned by or licensed to PriceSmart, Inc., any of the other PriceSmart Parties, or an Affiliate of PriceSmart, Inc., including but not limited to the terms “PriceSmart,” Smart Points,” “Smartchecks,” “Smartcredit,” “Diamond Member,” and/or “Business Member”. PSC will immediately discontinue all use of any such intellectual property, including without limitation any trademarks, service marks or trade names of PriceSmart, Inc., any of the other PriceSmart Parties, or an Affiliate of PriceSmart, Inc. Notwithstanding the foregoing, for a period of thirty (30) days after the Effective Date, the existence of the PriceSmart intellectual property on cards previously issued by PSC and remaining in circulation shall not constitute a violation of this provision.

(b) Release of PSC.

(i) With the exception of any claims based on or arising out of this Agreement, and any obligations expressly excepted from any release hereunder, the PriceSmart Parties, for and on behalf of themselves, and each of them, and their respective agents, employees, officers, directors, shareholders, partners, members, managers, administrators, insurers, representatives, attorneys, affiliates, subsidiaries, predecessors, successors, parents, principals, heirs and assigns, and each of them (the “PriceSmart Releasors”), generally release and forever acquit and discharge the PSC Parties, and each of them, and their respective agents, employees, officers, directors, shareholders, partners, members, managers, administrators, insurers, representatives, attorneys, affiliates, subsidiaries, predecessors, successors, parents, principals, heirs and assigns, and each of them (including, without limitation, Oscar de la Guardia) (the “PSC Releasees”), of and from, and covenant not to institute legal, equitable, or administrative proceedings of any kind against any of the PSC Releasees with respect to, any and all actions, causes of action, claims, liabilities, suits, demands, obligations, indebtedness, injuries, direct and indirect damages, costs, losses, expenses (including attorneys’ fees and costs) of any nature, either known or unknown, latent or patent, discovered or undiscovered, and whether contingent or liquidated, that the

PriceSmart Releasors, or any of them, may have had, may now have or claim to have, or may hereafter have or claim to have against the PSC Releasees, or any of them, by reason of any matter, cause or thing whatsoever on account of, or in any way arising out of, or based in whole or in part on, any actions, events or non-occurrences, from the beginning of time to the Effective Date, including but not limited to on account of, or in any way arising out of, or based in whole or in part on, any actions, events or non-occurrences prior to the Effective Date relating to the subject matters of the Arbitrations, the Preliminary Injunction Action, the Appeal, the Panama Proceedings, or any other action at law, or in equity, or dispute resolution proceeding pending between the Parties; provided, for the avoidance of doubt, that the foregoing shall not be construed to release any obligations arising out of or related to this Agreement, including but not limited to the Escrow Agreement or the Put Agreement, and any obligations that by the express terms of this Agreement are not terminated hereby. For the avoidance of doubt the Parties expressly acknowledge and agree that information (regardless of the manner in which such information was communicated, whether in documents, electronically or otherwise, and including but not limited to PriceSmart membership information) obtained by any of the PSC Releasees before the Effective Date, regardless of whether used before and/or after the Effective Date, shall not give rise to a claim of any kind, nothing excepted, against any of the PSC Releasees, any and all such claims being fully released hereunder. The foregoing release shall expressly not apply to any personal banking relationships between individuals who are PriceSmart Releasors and banks affiliated with PSC.

(ii) Notwithstanding anything to the contrary contained in this Agreement, the release contained in Section 2.11(a) of this Agreement shall not release or otherwise apply in any manner to the claims of PriceSmart, Inc. in Honduras relating to the loss of deposits at Banco Promerica in Tegucigalpa Honduras, to the extent that such claims have been assigned by PriceSmart, Inc. to National Union Fire Ins. Co. of Pittsburgh, PA. (the Assignment and Release executed by PriceSmart, Inc. in favor of National Union Fire Ins. Co. of Pittsburgh, PA is attached hereto for ease of identification as Exhibit N (the "Assignment and Release").

(iii) Except to the extent relating to any of the matters waived by PSC pursuant to Section 2.11(a)(ii) above, PriceSmart hereby waives any right, title or interest it may have in PSC, S.A., any of the other PSC Parties, or any Affiliate of PSC, S.A., and in any intellectual property owned by PSC, S.A., or any of the other PSC Parties, or an Affiliate of PSC, S.A.

Section 2.12. Releases of PSC and Credornatic.

(a) Release of Credomatic. PSC, S.A., for and on behalf of itself and its agents, employees, officers, directors, shareholders, partners, members, managers, administrators, insurers, representatives, attorneys, affiliates, subsidiaries, predecessors, successors, parents, principals, heirs and assigns, and each of them (the “PSC Releasors”), generally releases and forever acquits and discharges Credomatic International Corporation and all of its subsidiaries and affiliates, including but not limited to Credomatic de Guatemala, S.A., Credomatic de Honduras, S.A., Credomatic de El Salvador, S.A. de C.V., Credito, S.A., Credomatic de Costa Rica, S.A., Credomatic de Panama, S.A., Credomatic, S.A., Grupo Credomatic, BAC Credomatic Holding Company Ltd., BAC International Bank, Inc., and each of their respective affiliated entities and subsidiaries, and each of them, and their respective agents, employees, officers, directors, shareholders, partners, members, managers, administrators, insurers, representatives, attorneys, affiliates, subsidiaries, predecessors, successors, parents, principals, heirs and assigns, and each of them (the “Credomatic Releasees”), of and from, and covenant not to institute legal, equitable, or administrative proceedings of any kind against any of the Credomatic Releasees with respect to, any and all actions, causes of action, claims, liabilities, suits, demands, obligations, indebtedness, injuries, direct and indirect damages, costs, losses, expenses (including attorneys’ fees and costs) of any nature, either known or unknown, latent or patent, discovered or undiscovered, and whether contingent or liquidated, that the PSC Releasors, or any of them, may have had, may now have or claim to have, or may hereafter have or claim to have against the Credomatic Releasees, or any of them, by reason of any matter, cause or thing whatsoever on account of, or in any way arising out of, or based in whole or in part on, any actions, events or non-occurrences, prior to the Effective Date relating to the subject matters of the Arbitrations, the Preliminary Injunction Action, or the Appeal. For the avoidance of doubt the Parties and Credomatic (as defined in Section 2.12(c) hereof) expressly acknowledge and agree that information (regardless of the manner in which such information was communicated, whether in documents, electronically or otherwise, and including but not limited to credit card customer information) obtained by any of the PriceSmart Releasees or any of the Credomatic Releasees before the Effective Date, regardless of whether used before and/or after the Effective Date, shall not give rise to a claim of any kind, nothing excepted, against any of the Credomatic Releasees, any and all such claims being fully released hereunder.

(b) Release of PSC. Credomatic International Corporation (“Credomatic”), for and on behalf of itself and its agents, employees, officers, directors, shareholders, partners, members, managers, administrators, insurers, representatives, attorneys, affiliates, subsidiaries, predecessors, successors, parents, principals, heirs and assigns, and each of them (the “Credomatic Releasors”), generally releases and forever acquits and discharges the PSC Parties, and each of them, and their respective agents, employees, officers, directors, shareholders, partners, members, managers, administrators, insurers, representatives, attorneys, affiliates, subsidiaries, predecessors, successors, parents, principals, heirs and assigns, and each of them (the “PSC Releasees”), of and from, and covenant not to institute legal, equitable, or administrative proceedings of any kind against any of the PSC Releasees with respect to, any and all actions, causes of action, claims, liabilities, suits, demands, obligations, indebtedness, injuries, direct and indirect damages, costs, losses, expenses (including attorneys’ fees and costs) of any nature, either known or unknown, latent or patent, discovered or undiscovered, and whether contingent or liquidated, that the Credomatic Releasors, or any of them, may have had, may now have or claim to have, or may hereafter have or claim to have against the PSC Releasees, or any of them, by reason of any matter, cause or thing whatsoever on account of, or in any way arising out of, or based in whole or in part on, any actions, events or non-occurrences prior to the Effective Date relating to the subject matters of the Arbitrations, the Preliminary Injunction Action, or the Appeal. For the avoidance of doubt the Parties and Credomatic expressly acknowledge and agree that information (regardless of the manner in which such information was communicated, whether in documents, electronically or otherwise, and including but not limited to credit card customer information) obtained by any of the PSC Releasees before the Effective Date, regardless of whether used before and/or after the Effective Date, shall not give rise to a claim of any kind, nothing excepted, against any of the PSC Releasees, any and all such claims being fully released hereunder.

(c) Limited Participation of Credomatic. For the avoidance of doubt, the Parties and Credomatic acknowledge and agree that Credomatic is not a party to this Agreement except as and to the extent set forth in Sections 2.12 and 2.13(a) hereof, and that nothing else contained in this Agreement shall affect and/or create any rights and/or obligations of any kind as between Credomatic and any other Party, including but not limited to the PSC Parties.

(d) Indemnity. PSC, S.A. and Credomatic each agree to indemnify and hold each other harmless from and against all claims and liabilities, losses, damages or injuries and all reasonable costs and expenses (including, without limitation, costs of any lawsuit and reasonable counsel fees related thereto) suffered or incurred by PSC, S.A. or Credomatic arising from any breach by the other party of its respective releases set forth above in this Section 2.12.

(e) PriceSmart Reliance. It is acknowledged that PriceSmart is relying upon the releases set forth above in this Section 2.12, and that PriceSmart may pursue its remedies hereunder for any breach of the releases set forth above, as if such releases were made for the benefit of PriceSmart.

Section 2.13. Unknown Claims and Waivers.

(a) Unknown Claims and Injuries. Each Party and Credomatic understands and acknowledges that there is a risk that, subsequent to the execution of this Agreement, it will become aware of and/or incur damages or losses that it deems in some way attributable to prior actions or inactions by another Party or Credomatic, but that are unknown and unanticipated at the time that this Agreement is executed, or that damages presently known may become progressive, greater or more serious than is now known, expected or anticipated, or that facts alleged in the Arbitrations, the Preliminary Injunction Action, the Appeal, the Panama Proceedings, or any other action at law or dispute resolution proceeding pending between the Parties are found hereafter to be different from the facts now believed by such Party and/or Credomatic to be true. Each Party and Credomatic expressly accepts such risks and agrees that (i) this Agreement is and will remain effective notwithstanding such risks, if they materialize, and (ii) this Agreement shall apply to all such unknown or unanticipated damages or losses, all such presently known damages that progressively increase or become more serious and all such unknown facts. The foregoing shall not be construed to release the Parties from any obligations under this Agreement.

(b) Waiver of Defenses. Inasmuch as the Parties hereto acknowledge agree that, in their common desire to enter into this Agreement without undue delay, certain formalities required in countries other than the United States of America for the legal efficacy of the provisions in this Agreement and/or the exhibits hereto relating to such countries may not have been fully complied with, each and all Parties hereto expressly release, relinquish and waive, and agree not to assert, any and all claims and defenses, both in the United States and in the affected country(ies), in any way based on, related to and/or arising out of any such alleged failure to comply with all such formalities.

Section 2.14. Resignation by Officers and Directors. For good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, immediately upon execution of this Agreement by all Parties all persons serving as directors and/or officers in any of the PriceSmart Parties as designees of any of the PSC Parties shall and hereby do resign from such positions with immediate effect. For good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, PSC and Edgar Zurcher Gurdian agree that immediately upon execution of this Agreement by all Parties Mr. Zurcher shall and hereby does resign from the Board of Directors of PriceSmart, Inc. with immediate effect. None of the individuals resigning shall seek to be reappointed, or accept a nomination to be reappointed, to a position as a director and/or officer in any of the PriceSmart Parties, unless PriceSmart, Inc. otherwise consents in writing.

Section 2.15. No Disparagement. Each Party shall cause its and its affiliates’ respective officers, directors and principals to refrain from making remarks either orally or in writing, generally, specifically, or by implication, to the press, the electronic broadcast media or to any other third person, regarding any facts or opinions which might tend to reflect adversely on the other Party or any individual or entity including any officers, directors, employees and agents of the other Party. The Parties agree that all statements in the nature of mixed fact and opinion shall be construed as opinions for purposes of determining whether there has been a violation of this section.

Section 2.16. Confidentiality. For a period of thirty (30) months from the Effective Date, PriceSmart agrees not to disclose to any third party any list or compilation intended to specifically identify PSC customers. For a period of thirty (30) months from the Effective Date, PSC agrees not to disclose to any third party any list or compilation specifically intended to identify PriceSmart members. These restrictions shall not apply to any generic lists of PriceSmart members or PSC customers which are not designed to specifically highlight or call out PSC customers or PriceSmart members, as the case may be. The restrictions in this Section only apply to disclosures by PSC or PriceSmart made from and after the Effective Date. Without limiting the foregoing, any disclosures made by PSC or PriceSmart prior to the Effective Date (and any use of such information made by third parties as a result of such disclosures by PSC or PriceSmart, irrespective of when such use by third parties is made) shall not be subject to the restrictions contained in this Section, and shall be subject to the releases in Sections 2.11 and 2.12 above. In addition, nothing contained in this Section 2.16 shall imply that either Party has any legal right to disclose any such list or compilation after the expiration of such thirty (30) month period.

Section 2.17. Smart Points Reimbursements. The Parties agree that PSC owes PriceSmart certain reimbursements for previous under-invoicing by PriceSmart in connection with the Smart Points program in Honduras. Concurrently with the Effective Date, PSC will pay to PriceSmart, FIVE HUNDRED NINETY- SIX THOUSAND ONE HUNDRED SEVENTY-EIGHT AND 20/100 COSTA RICAN LEMPIRAS by delivery of a certified cashier’s check (or its local equivalent) payable to PriceSmart Honduras, S.A. de C.V.

ARTICLE III

REMEDIES

Section 3.1. Indemnification. Each and all of the PriceSmart Parties agree to indemnify and hold each and all of the PSC Parties, and each and all of the PSC Parties agree to indemnify and hold each and all of the PriceSmart Parties, harmless from and against all claims and liabilities, losses, damages or injuries and all reasonable costs and expenses (including, without limitation, costs of any lawsuit and reasonable counsel fees related thereto) suffered or incurred by the indemnified Party or Parties arising from any breach by the Indemnifying Party of any representation, warranty, covenant, agreement or other provision of this Agreement. It is expressly agreed that this indemnification will cover and apply to both first party claims, for breaches of this Agreement, and third party claims as provided in this Agreement, for claims asserted by a third party against an indemnified Party hereto. Without limiting the foregoing, if any legal action (to the extent permitted hereunder), arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with any representation, warranty, covenant, agreement or other provision of this Agreement, the prevailing Party shall be entitled to recover from the non-prevailing Party its reasonable attorneys’ fees, including its attorneys’ fees incurred in arbitration, on appeal, court costs, expert costs, paraprofessional costs, and all other reasonable expenses, even if not taxable as court costs, incurred in the action or proceeding, in addition to any other relief to which such Party may be entitled. Wherever in this Agreement a Party agrees to indemnify any other Party, the provisions of this Section 3.1 and Section 3.2, as applicable, shall also apply.

Section 3.2. Indemnification Procedures. In the case of third-party claims, if any action or proceeding (an “Action”) is threatened or commenced against a Party entitled to indemnification pursuant to Section 3.1 or to any other applicable indemnification provision in this Agreement (the “Indemnitee”), then such Indemnitee will give written notice thereof to the party obligated to indemnify such Action (the “Indemnifying Party”) as promptly as practicable; provided, however, that any delay in giving such written notice will not constitute a breach of this Agreement and will not excuse the Indemnifying Party’s obligations under this Article III (including such other indemnification provision in this Agreement as may apply) except to the extent, if any, that the Indemnifying Party is prejudiced by such delay. The Indemnifying Party will be entitled, if it so elects in writing within ten (10) calendar days after receipt of such notice, to take control of the defense and investigation of such Action and to employ and engage attorneys of its choice reasonably acceptable to the Indemnitee to handle and defend the same, at the Indemnifying Party’s sole cost and expense; provided, however, that such Indemnitee may, at such Indemnitee’s own cost and expense, participate, through attorneys or otherwise, in such investigation, study and defense of such Action and any appeal arising therefrom; and provided, further, that no settlement of an Action that involves a remedy other than the payment of money by the Indemnifying Party will be entered into by the Indemnifying Party without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld. In the event the Indemnifying Party does not elect to take control of the defense within ten (10) days after its receipt of notice from the Indemnitee, the Indemnitee shall have the right to defend such Action at the cost and expense of the Indemnifying Party, but no settlement thereof may be made without the approval of the Indemnifying Party, which approval shall not be unreasonably withheld. In the event legal counsel cannot jointly represent the Indemnitee and the Indemnifying Party with regard to the investigation, study or defense of any Action without obtaining a waiver from either the Indemnitee or the Indemnifying Party, the Indemnitee shall have the right to obtain independent legal counsel at the cost and expense of the Indemnifying Party. All indemnifying and indemnified Parties shall keep each other fully advised of all developments, shall provide each other with copies of all documents exchanged in court, and shall cooperate fully with each other in all respects in connection with any such defense as is made.

Section 3.3. Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that each other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in the United States District Court for the Southern District of Florida or in any State court located in the County of Miami-Dade, in addition to and without prejudice to any other remedy to which it may be entitled, at law or in equity. For the avoidance of doubt, the Parties acknowledge and agree that only the remedies of injunctive relief and specific performance can be sought in court, and that with respect to all other rights and remedies, for breach of this Agreement or otherwise, their sole and exclusive remedy will be final and binding arbitration as set forth in Section 4.8 below.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Adequate Consideration. The Parties agree and acknowledge that the compensation, actions and covenants specified in this Agreement received, or to be received, by them from each other represent adequate consideration to support a full, complete, final, and binding compromise of matters involving disputed issues described herein regardless of whether too much or too little may have been exchanged.

Section 4.2. Each Party to Bear Its Own Fees and Costs. The parties agree that each Party, except as otherwise provided in Sections 3.1 and 3.2 hereof, shall bear its own attorneys' fees and costs and all other expenses and fees arising in connection with or related in any way to the negotiation of, execution of, and performance of its obligations under, this Agreement and to the Arbitrations, the Preliminary Injunction Action, the Appeal, the Panama Proceedings, and any other actions at law or dispute resolution proceedings currently pending between the Parties, and all related matters.

Section 4.3. No Admission of Liability. It is understood and agreed by the Parties that this Agreement and the consideration set forth herein are made in compromise of disputed claims and that, by agreeing to this compromise and settlement, no Party is making or shall be construed to have made an admission of liability as to any claim or demand made by any other Party.

Section 4.4. Covenant Not to Sue. Each PriceSmart Party and each PSC Party covenants and agrees not to institute or pursue legal, equitable or administrative proceedings of any kind ("Legal Proceedings") or encourage or assist a third party in instituting or pursuing Legal Proceedings, or be a voluntary party to or participate in any manner whatsoever in or otherwise bring, assist in bringing, or encourage any Legal Proceedings, against, a PSC Party or a PriceSmart Party, respectively, for any matters released by, or dismissed in connection with, this Agreement, or referred to in the Arbitrations, the Preliminary Injunction Action, the Appeal or the Panama Proceedings. The Parties further covenant and agree that any Party violating this paragraph is solely liable, without limitation to any other right or remedy available to the aggrieved Party, for any and all attorneys' fees and expenses (whether or not allowed by law) of the other Parties as a result of any such violation; provided that nothing stated herein shall be construed to release the Parties from any obligations under this Agreement or to prohibit the Parties from enforcing their rights under this Agreement.

Section 4.5. Compliance with Law; Taxes. Except as expressly noted below, each of the Parties hereto shall perform its obligations under this Agreement in compliance in all material respects with all applicable laws, regulations and other requirements of all governmental authorities having jurisdiction over the Parties or the subject matter of such activities. The Parties will equally split and pay all transfer taxes payable in connection with the conveyances of real property interests pursuant to this Agreement. The Parties acknowledge and agree that no Party hereunder is providing any advice of any kind to any other Party hereunder concerning Taxes or any matters related thereto, and that each Party is solely responsible for all and any Taxes applicable to that Party based on, relating to or arising out of any of the matters addressed or referred to in this Agreement.

Section 4.6. Complete Agreement. This Agreement is intended by the Parties as a final and complete expression of their agreement and understanding with respect to its subject matter. Except to the extent expressly agreed herein with respect to the continued obligations of the Parties under other agreements, this Agreement, together with the Escrow Agreement, constitutes the complete Agreement between the Parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matters of this Agreement, and no other act, document, usage or custom shall be deemed to amend or modify this Agreement. The terms of this Agreement are contractual, and may not be changed, modified, altered, interlineated, or supplemented, except by agreement in writing signed by the Party against whom enforcement of the change, modification, alteration, interlineation, or supplementation is sought. Nor may any covenant, representation, warranty, or other provision hereof be waived, except by agreement in writing signed by the Party against whom enforcement of the waiver is sought. No Party has made any representations upon which any other Party has relied that are not contained in this Agreement. The Parties acknowledge to one another that no promise, inducement or agreement not contained herein has been expressed or made to any of them in connection with this Agreement.

Section 4.7. No Assignment. Except as set forth in Section 2.11(b)(ii) hereof, the Parties expressly represent and warrant that they have not assigned or transferred to any person, firm, corporation, partnership, association, or other entity whatsoever any or all of the rights, duties, or obligations embodied or released in this Agreement.

Section 4.8. Applicable Law, Arbitration, and Forum Selection. THIS AGREEMENT AND THE RIGHTS, DUTIES, AND OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED, PERFORMED, AND ENFORCED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA. To the fullest extent permitted by applicable law, each Party agrees that all disputes and claims, nothing excepted save as set forth in Section 3.3 above, concerning the validity, interpretation, scope, enforceability, performance, termination and/or breach of this Agreement (“Disputes”) shall be referred for final and binding resolution to arbitration in Miami, Florida, U.S.A., under the UNCITRAL Rules (“Rules”) as administered by the American Arbitration Association. The Parties hereby agree that arbitration hereunder shall, save as set forth in Section 3.3 above, be the Parties’ exclusive remedy and that the arbitration decision and award, if any, shall be final and binding upon, and enforceable against, the Parties, and may be confirmed by the judgment of a court of competent jurisdiction. In the event of any conflict between the Rules and this Section, this Section shall govern. Nothing contained in Section 3.3 or in this Section shall be read to compel a Party seeking injunctive relief and/or specific performance to file an action in court, and any Party wishing to seek such relief may equally do so in arbitration, pursuant to the terms hereof, should it so choose and should arbitration provide the particular remedy sought.

Section 4.9. Counterparts. The Parties agree that this Agreement may be executed in counterparts, and deliveries of this Agreement and the documents to be executed hereunder may be made by facsimile transmission or by email bearing the signature(s) of the Parties and showing proper notarials, if applicable. Facsimile transmissions and email transmissions of executed copies of this Agreement and the documents to be executed hereunder shall have the same effect as originals. In the event of delivery by facsimile transmission or by email, the Parties will promptly follow up with delivery of originals. Notwithstanding the foregoing, all documents required to be originally executed and/or notarized in the applicable jurisdiction must be delivered as originals. For the avoidance of doubt the Parties agree that (i) on behalf of the PSC Parties, in addition to execution by all the PSC, Parties, Ramiro Ortiz Mayorga, Sr., John Keith and Edgar Zurcher Gurdian will execute this Agreement, and an authorized signator of PSC will initial every page hereof (but excluding the exhibits hereto) and (ii) on behalf of the PriceSmart Parties, in addition to execution by all the PriceSmart Parties, Robert Price and Jack McGrory will execute this Agreement, and an authorized signator of PriceSmart will initial every page hereof (but excluding the exhibits hereto). The individuals listed in subparagraphs (i) and (ii) above shall not be assuming any personal liability by signing this Agreement and shall not be deemed to have made any representations, warranties or covenants in their individual capacity.

Section 4.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

Section 4.11. General Provisions.

(a) To the extent that any covenant in this Agreement requires action by a person other than the Party provided for herein, each such Party hereby agrees to cause such person to comply with and satisfy such covenant.

(b) The Parties hereby agree to cooperate by, among other things, entering into additional agreements as reasonably requested by any Party in order to effectuate the intent of the Parties as represented in this Agreement and the transactions contemplated herein. Without limiting the foregoing, in the event that any document contemplated to be executed pursuant to this Agreement does not comply with the requirements of the local jurisdiction, the Parties agree to make such revisions as are reasonably required to so comply with local jurisdiction requirements. In addition, the Parties agree to take such additional actions as are reasonably required pursuant to the laws of the applicable countries in order to effectuate the intent of the Parties as set forth in this Agreement. Without limiting the foregoing, the Parties agree that, if any documents attached as exhibits hereto are interpreted in a manner inconsistent with the general intent of the Parties as set forth in this Agreement or conflict with this Agreement in any manner, then the terms (and intent) of this Agreement shall prevail.

(c) The language of this Agreement is a product of the mutual effort of the Parties. This Agreement shall be construed fairly as to all Parties, and it shall not be construed for or against any of the Parties on the basis of the extent to which that Party participated in drafting it.

(d) No waiver of any breach hereof or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar or dissimilar nature. No course of dealing shall be effective to amend, modify, or change any provision of this Agreement.

(e) All rights and remedies of each Party hereto is cumulative of each other and of every other right or remedy such Party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

(f) All covenants and agreements and other provisions set forth in this Agreement and made by or on behalf of any of the Parties hereto shall bind and inure to the benefit of the successors, heirs and permitted assigns of such Party, whether or not so expressed.

(g) Each of the undersigned Parties represents that it is authorized to sign this Agreement and perform its obligations hereunder and that this Agreement shall be binding upon them and enforceable in accordance with its terms.

(h) PSC represents that it has the authority to, and by the execution of this Agreement does, terminate and cancel the SPA in its entirety, and acknowledges that no PriceSmart Party has any further obligation, nothing excepted, to any PSC Party or to any former or present shareholder of PSC, S.A. to abide by any of the SPA’s terms or otherwise based on, derived from or in any way relating to the SPA.

(i) Each of PSC and PriceSmart shall cause any of its respective Affiliates that are not a party to this Agreement to authorize and take any action required to be taken by such Affiliate in order to perform any obligation of PSC or PriceSmart, as the case may be, under this Agreement. The PriceSmart Parties and the PSC Parties respectively represent and warrant that their respective Affiliates that are Parties to this Agreement accurately reflect all those Affiliates that have any interests in the matters addressed herein, and hereby respectively agree to indemnify and hold each other harmless in the event that any of their respective Affiliates not a Party hereto asserts a claim or interest against the other Party or one of its Affiliates based on or arising out of the matters addressed herein.

(j) The execution, delivery and performance by any of the PriceSmart Parties of this Agreement will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under (i) any provision of any such PriceSmart Party’s certificate of incorporation, bylaws or other governing documents as they shall be in effect; (ii) any provision of any judgment, decree or order to which such PriceSmart Party is a party or by which it is bound; (iii) any material contract, obligation or commitment to which such PriceSmart Party is a party or by which it is bound; or (iv) any applicable statute, rule or governmental regulation.

(k) The execution, delivery and performance by any of the PSC Parties of this Agreement will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under (i) any provision of any such PSC Party’s certificate of incorporation, bylaws or other governing documents as they shall be in effect; (ii) any provision of any judgment, decree or order to which such PSC Party is a party or by which it is bound; (iii) any material contract, obligation or commitment to which such PSC Party is a party or by which it is bound; or (iv) any applicable statute, rule or governmental regulation.

(1) All of the Company Shares are free and clear of all liens, encumbrances and any liabilities, except as may be created hereby. Other than the Company Shares, the shares of Common Stock held by PSC, two (2) shares of PriceSmart Dominicana, S.A. and two (2) shares of PriceSmart Honduras, S.A., PSC does not own any shares of capital stock of, or any other interest in, any of the PriceSmart Parties. In addition, PSC has no options, warrants or other rights to acquire shares of capital stock of, or any other interest in, the PriceSmart Parties.

(m) The Parties expressly acknowledge and agree that this Agreement is not binding on any Party unless and until it has been signed by each and every one of them.

(n) Except as contemplated by this Agreement, this Agreement confers no rights upon any person and/or entity that is not a signatory hereto.

(o) To the extent that any document entered into in pursuant to this Agreement conflicts with the terms or intent of this Agreement, the terms of this Agreement shall control, and the Parties agree to make such revisions as are reasonably necessary to such documents to reflect the intent of the Parties as set forth in this Agreement.

Section 4.12. Notices. All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by confirmed facsimile with a copy sent by another means specified herein; the Business Day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and five (5) Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to a PriceSmart Party, addressed to:

PriceSmart, Inc.

9740 Scranton Road

San Diego, California 92121-1745

Attn: General Counsel

Telephone: (858) 404-8821

Fax: (858) 404-8828

with a copy to:

Latham & Watkins LLP

600 West Broadway, Suite 1800

San Diego, California 92101-3375

Attn: Robert Burwell

Telephone: (619) 236-1234

Fax: (619) 696-7419

If to a PSC Party, addressed to:

Promerica International

3191 Coral Way, Suite 801

Miami, Florida 33145

Fax.: (305) 461-9632

Attn: Francisco Martinez

with a copy to:

Hunton and Williams

1111 Brickell Avenue, Suite 2500

Miami, FL 33131

Fax: (305) 810-2460

Attn: Fernando Alonso

or to such other place and with such other copies as each of PriceSmart or PSC may designate as to itself by written notice to the other (in accordance with this Section 4.12).

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, to become effective on the day and year first above written.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, to become effective on the day and year first above written.

PriceSmart, Inc.

By:	/s/ Robert M. Gans
Name:	Robert M. Gans
Title:	Exec. Vice President

PSMT Nicaragua, S.A.

By:	/s/ J. Ernesto Grijalva
Name:	J. Ernesto Grijalva
Title:	Secretary

Inmobiliaria PSMT Nicaragua, S.A.,

By:	/s/ J. Ernesto Grijalva
Name:	J. Ernesto Grijalva
Title:	Secretary

PSMT Nicaragua (BVI), Inc.

By:	/s/ Robert M. Gans
Name:	Robert M. Gans
Title:	Authorized Representative

Pricsmarlandco S.A.

By:	/s/ J. Ernesto Grijalva
Name:	J. Ernesto Grijalva
Title:	Secretary

[Signatures Continue on the Following Page]

PSMT Caribe, Inc.

By:	/s/ Robert M. Gans
Name:	Robert M. Gans
Title:	Director

PriceSmart El Salvador, S.A. de C.V.

By:	/s/ J. Ernesto Grijalva
Name:	J. Ernesto Grijalva
Title:	Secretary

Inmobiliaria PriceSmart El Salvador, S.A. de C.V.

By:	/s/ J. Ernesto Grijalva
Name:	J. Ernesto Grijalva
Title:	Secretary

Prismar de Costa Rica, S.A.

By:	/s/ J. Ernesto Grijalva
Name:	J. Ernesto Grijalva
Title:	Secretary

Consultant and Development Services, S.A.

By:	/s/ J. Ernesto Grijalva
Name:	J. Ernesto Grijalva
Title:	Authorized Signatory

[Signatures Continue on the Following Page]

PriceSmart Honduras, S.A. de C.V.

By:	/s/ Grijalva
Name:	Grijalva
Title	Secretary

PriceSmart Dominicana, S.A.

By:	/s/ Grijalva
Name:	Grijalva
Title	Secretary

PriceSmart Panama, S.A.

By:	/s/ Grijalva
Name:	Grijalva
Title	Secretary

[Signatures Continue on the Following Page]

PriceSmart (Guatemala), S.A.

By:	/s/ Grijalva
Name:	Grijalva
Title:	Secretary

Ventures Services, Inc.

By:	/s/ Robert M. Gans
Name:	Robert M. Gans
Title:	CEO

For and on behalf of PriceSmart:

By:	/s/ Robert Price
Name:	Robert Price

By:	/s/ Jack McGrory
Name:	Jack McGrory

PSC, S.A.

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

Tecnicard, Inc.

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

[Signatures Continue on the Following Page]

Banco de la Producción S.A.

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

Banca Promerica S.A. (Costa Rica)

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

Banco Promerica S.A. (Honduras)

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

Banco Promerica S.A. (El Salvador)

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

Banco de Ahorro y Credito Promerica C. Por A., formerly known as Financiera Promerica, S.A.

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

[Signatures Continue on the Following Page]

St. Georges Bank & Company, Inc.

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

Parque Industrial y Servicios de Coyol, S.A.

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

Caribe Hospitality, S.A.

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

Capital & Advice, Inc., formerly known as Promerica Capital Markets

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

Portafolio Inmobiliario S.A.

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

[Signatures Continue on the Following Page]

Desarollos Comerciales Centroamericanaos PPF, S.A. (“DCC”)

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

Global Real Estate Holdings, Inc., formerly known as Promerica Property Fund, Inc.

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

Inmobiliaria El Retiro S.A.

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

Promerica, S.A.

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

Procard de El Salvador, S.A. de C.V.

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

[Signatures Continue on the Following Page]

Procard De Costa Rica, S.A.

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

PremiaCard de Guatemala, S.A.

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

For and on behalf of PSC, and also in their personal capacities for purposes of Section 2.14 above:

By:	/s/ Edgar Zurcher Gurdian
Name:	Edgar Zurcher Gurdian

By:	/s/ Ramiro Ortiz Mayorga, Sr.
Name:	Ramiro Ortiz Mayorga, Sr.

By:	/s/ John Keith
Name:	John Keith

Credomatic International Corporation

By:	/s/ Juan Carlos Paez
Name:	Juan Carlos Paez
Title:	COO

EXHIBIT A

Form of Escrow Agreement

[to be inserted]

Exhibit

EXHIBIT B-1 to B-6

Form of Quitclaim Agreements

[to be inserted]

Exhibit

EXHIBIT C

Form of Panama Quitclaim Agreement

[to be inserted]

Exhibit

EXHIBIT D-1

Form of Instrument of Transfer of Shares

[to be inserted]

Exhibit

EXHIBIT D-2

Form of Indemnity for Shares Lost

[to be inserted]

Exhibit

EXHIBIT D-3

Form of Resolution of Board of Directors

[to be inserted]

Exhibit

EXHIBIT D-4

Form of Declaration of Shares Lost

[to be inserted]

Exhibit

EXHIBIT D-5

Form of Director Acceptance Letters

[to be inserted]

Exhibit

EXHIBIT D-6

Form of Director Resignation Letters

[to be inserted]

Exhibit

EXHIBIT D-7

Form of Shareholders Resolution

[to be inserted]

Exhibit

EXHIBIT E

Form of Contrato de Cesion de Derechos de Marcas

[to be inserted]

Exhibit

EXHIBIT F

Diagram of Site

[to be inserted]

Exhibit

EXHIBIT G-1

Form of Managua Corner Deed

[to be inserted]

Exhibit

EXHIBIT G-2

Form of Managua Toy Store Deed

[to be inserted]

Exhibit

EXHIBIT H

Form of Managua Easement Agreement

[to be inserted]

Exhibit

EXHIBIT I

Depiction of Zapote Property and Easement

Exhibit

EXHIBIT J

Form of Finiquito Parcial (Transfer of Beneficial Interests)

[to be inserted]

Exhibit

EXHIBIT K

Form of Assignment and Assumption of Lease

[to be inserted]

Exhibit

EXHIBIT L

List of Bank Accounts

[to be inserted]

Exhibit

EXHIBIT M

Form of Put Agreement

[to be inserted]

Exhibit

EXHIBIT N

National Union Assignment and Release

[to be inserted]

Exhibit

EXHIBIT O-1

Joint Request for Order Terminating Arbitration With Prejudice

(Miami Arbitration)

[to be inserted]

Exhibit

EXHIBIT O-2

Order Terminating Arbitration With Prejudice

(Miami Arbitration)

[to be inserted]

Exhibit

EXHIBIT O-3

Joint Request for Order Terminating Arbitration With Prejudice

(San Diego Arbitration)

[to be inserted]

Exhibit

EXHIBIT O-4

Order Terminating Arbitration With Prejudice

(San Diego Arbitration)

[to be inserted]

Exhibit

EXHIBIT O-5

Joint Notice of Voluntary Dismissal With Prejudice

(Preliminary Injunction Action)

Exhibit

EXHIBIT O-6

Order of Dismissal With Prejudice

(Preliminary Injunction Action)

Exhibit

EXHIBIT O-7

Joint Notice of Voluntary Dismissal of Appeal With Prejudice

(Appeal)

Exhibit

EXHIBIT O-8

Order of Dismissal of Appeal With Prejudice

(Appeal)

Exhibit

EXHIBIT P (SECTION 2.6(i)

ZAPOTE EASEMENT AGREEMENT

Exhibit

JOINT ESCROW INSTRUCTIONS AND AGREEMENT

This JOINT ESCROW INSTRUCTIONS AND AGREEMENT (this “Agreement”) is made as of February 8, 2008, by and among PriceSmart, Inc. (“PriceSmart”), PSC, S.A. (“PSC”), and Stewart Title Latin America (“Escrow Agent” and collectively with PriceSmart and PSC, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, PriceSmart, PSC and their affiliates are entering into that certain Settlement Agreement and Release dated as of the date hereof (the “Master Settlement Agreement”; all capitalized terms not defined herein shall have the same meaning set forth in the Master Settlement Agreement) to enter into certain transactions with regard to property interests, to provide for termination of all of their relationships and agreements except as expressly set forth in the Master Settlement Agreement, and to resolve their differences and settle and compromise any and all claims of whatsoever kind or nature that may exist between them, in accordance with and subject to the terms and conditions set forth in the Master Settlement Agreement; and

WHEREAS, pursuant to the terms of the Master Settlement Agreement, PriceSmart and PSC are required to make certain deposits into Escrow (as defined below) in order to, among other things, facilitate the transactions contemplated in the Master Settlement Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

AGREEMENT

1. Opening of Escrow. PSC and PriceSmart hereby appoint the Escrow Agent to act as such and authorize and instruct the Escrow Agent to deliver the monies and documents deposited into escrow as herein provided, and the Escrow Agent agrees to act as agent, subject to the terms and conditions set forth herein. Contemporaneously with the execution of this Agreement, PriceSmart and PSC shall open an escrow account (the “Escrow Account”) with Escrow Agent (the “Escrow”), located at Stewart Title Latin America, 1990 Post Oak Boulevard, Suite 100, Houston, Texas 77056, Attn: Christopher Hill, by delivering to Escrow Agent a copy of this Agreement that has been executed by all parties other than Escrow Agent. Escrow Agent will execute copies of this Agreement and promptly return fully executed copies hereof to PriceSmart and PSC. Escrow shall be deemed open, and Escrow Agent hereby agrees to hold, invest and disburse the funds deposited with Escrow Agent pursuant to this Agreement (the “Escrow Funds”), in accordance with the terms of this Agreement, upon Escrow Agent’s execution hereof. All wire transfers to be made hereunder or pursuant to the Master Settlement Agreement will be made to Comerica Bank, 2015 Manhattan Beach Boulevard, Redonda Beach, California 90278-1205, ABA No. 111000753, SWIFT No. MNBDUS33, Account Name: Stewart Title Latin America, Account No.: 18811066557, Reference: PriceSmart/PSC Settlement, except that ONE MILLION AND NO/100 UNITED STATES DOLLARS (U.S.

2. Closing of Escrow.

a. Corner Pad and Toy Store Pad. On or before the Effective Date, PriceSmart shall select a notary who is reasonably acceptable to PSC (the “Managua Notary”) and who shall be responsible for executing and filing, or causing to be filed, the Managua Property Deeds and the Managua Easement Agreement with the Registrar of the Public Registry of the Department of Managua in Nicaragua (the “Managua Registry”) and with each other authority with which real property transfer documents are customarily filed in the related jurisdiction. Upon selection, the Managua Notary shall send a confirmation letter to PriceSmart, with a copy to PSC and the Escrow Agent, acknowledging that such Managua Notary has reviewed this Agreement and accepts the responsibilities of the Managua Notary set forth herein. Contemporaneously with the Effective Date, the authorized representatives of PriceSmart and PSC shall appear before the Managua Notary who shall (i) execute the Managua Property Deeds and the Managua Easement Agreement in the protocol book of the Managua Notary, (ii) issue a certified original Public Deed of each of the Managua Property Deeds and the Managua Easement Agreement as executed in the protocol book (each, a “Managua Testimonio”) and (iii) file each Managua Testimonio with the Managua Registry. The Managua Notary shall send to the Escrow Agent a legalized copy of each Managua Testimonio with its corresponding copy of the presentation slip for registration before the Managua Registry. The Managua Notary, on behalf of PSC and PriceSmart, shall be responsible for communicating with the appropriate governmental officials from time to time on the progress of all necessary governmental approvals. Upon receipt by the Managua Notary of the recorded Managua Property Deeds and the recorded Managua Easement Agreement (or the deed that contains the Managua Easement Agreement), in each case, with the proper corresponding registration annotation on the document and sealed by the Managua Registry, providing official confirmation that title to the Corner Pad and the Toy Store Pad has been transferred to PSC and that the easement rights under the Managua Easement Agreement have been granted to PriceSmart, the Managua Notary shall have two (2) Business Days to provide legalized copies of the Managua Property Deeds and the Managua Easement Agreement (or the deed that contains the Managua Easement Agreement) to the Escrow Agent and simultaneously to PriceSmart the original Testimonio of the Managua Easement Agreement and legalized copies of the Managua Property Deeds, and to PSC the original Testimonios of the Managua Property Deeds and a legalized copy of the Managua Easement Agreement. Within two (2) Business Days of Escrow Agent’s receipt of the legalized copies of the recorded Managua Property Deeds and the recorded Managua Easement Agreement (or the deed that contains the Managua Easement Agreement) and provided that PriceSmart and PSC have delivered to Escrow Agent the information necessary for Escrow Agent to do so, Escrow Agent hereby agrees to prepare and deliver to PriceSmart and PSC an estimated closing statement (the “Managua Closing Statement”) for review and approval, which shall set forth the

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costs payable under Section 2.5 of the Master Settlement Agreement and the prorations and credits provided for herein (and PriceSmart and PSC shall cooperate and deliver such information as Escrow Agent shall reasonably request in order to prepare the same). Except as otherwise provided herein, any revenue or expense amount which cannot be ascertained with certainty as of the Managua Closing (as defined below) shall be tentatively prorated on the basis of PriceSmart’s and PSC’s reasonable estimates of such amount. Each Party shall notify Escrow Agent within two (2) Business Days after its receipt of such Managua Closing Statement of any items which it disputes, and the Parties shall attempt in good faith to reconcile differences not later than one (1) Business Day before the Managua Closing. The Managua Closing shall not occur until such disputes have been reconciled. Subject to the immediately preceding sentence, the disbursement of all funds and documents contemplated herein relating to the Corner Pad, the Toy Store Pad and the Managua Easement Agreement (or the deed containing the Managua Easement Agreement) (the “Managua Closing”) shall occur within seven (7) Business Days of Escrow Agent’s receipt of the legalized copies of the recorded Managua Property Deeds and the recorded Managua Easement Agreement (or the deed containing the Managua Easement Agreement).

b. Zapote Property. On or before the Effective Date, PriceSmart and PSC shall select two (2) notaries (the “Costa Rica Notaries”) who shall jointly be responsible for executing and filing, or causing to be filed, the Transfer of Beneficial Interest with the Registrar of the Public Registry of the Republic of Costa Rica (the “Costa Rica Registry”) and with each other authority with which real property transfer documents are customarily filed in the related jurisdiction. Upon selection, the Costa Rica Notaries shall send a confirmation letter to PriceSmart, with a copy to PSC and the Escrow Agent, acknowledging that such Costa Rica Notaries have reviewed this Agreement and accept their responsibilities set forth herein. Contemporaneously with the Effective Date, the authorized representatives of PriceSmart and PSC shall appear before the Costa Rica Notaries who shall (i) execute the Transfer of Beneficial Interest in the protocol book of the Costa Rica Notaries, (ii) issue a certified original Public Deed of the Transfer of Beneficial Interest as executed in the protocol book (the “Costa Rica Testimonio”) and (iii) file the Costa Rica Testimonio with the Costa Rica Registry. Any of the Costa Rica Notaries shall send to the Escrow Agent a legalized copy of the Costa Rica Testimonio with its corresponding copy of the presentation slip for registration before the Costa Rica Registry. The Costa Rica Notaries, on behalf of PSC and PriceSmart, shall be responsible for communicating with the appropriate governmental officials from time to time on the progress of all necessary governmental approvals. Upon receipt by the Costa Rica Notaries of the recorded Transfer of Beneficial Interest with the proper corresponding registration annotation on the document and sealed by the Costa Rica Registry, providing official confirmation of the acceptance of the Transfer of Beneficial Interest, either of the Costa Rica Notaries shall immediately provide legalized copies of the Transfer of Beneficial Interest to the Escrow Agent and simultaneously to PriceSmart the original Costa Rica Testimonio, and to PSC a legalized copy of the Transfer of Beneficial Interest. Within two (2) Business Days of Escrow Agent’s receipt of the legalized copies of the recorded Transfer of Beneficial Interest and provided that PriceSmart and PSC have delivered to Escrow Agent the information necessary for Escrow Agent to do so, Escrow Agent hereby agrees to prepare and deliver to PriceSmart and PSC an estimated closing statement (the “Zapote Closing Statement”) for review and approval, which shall set forth the costs payable under Section 2.6 of the Master Settlement Agreement and the prorations and credits provided for herein (and PriceSmart and PSC shall cooperate and deliver

3

such information as Escrow Agent shall reasonably request in order to prepare the same). Except as otherwise provided herein, any revenue or expense amount which cannot be ascertained with certainty as of the Zapote Closing (as defined below) shall be tentatively prorated on the basis of PriceSmart’s and PSC’s reasonable estimates of such amount. Each Party shall notify Escrow Agent within two (2) Business Days after its receipt of such Zapote Closing Statement of any items which it disputes, and the parties shall attempt in good faith to reconcile differences not later than one (1) Business Day before the Zapote Closing. The Zapote Closing shall not occur until such disputes have been reconciled. Subject to the immediately preceding sentence, the disbursement of all funds and documents contemplated herein relating to the Transfer of Beneficial Interest (the “Zapote Closing”) shall occur within seven (7) Business Days of Escrow Agent’s receipt of the legalized copies of the recorded Transfer of Beneficial Interest. Upon the Zapote Closing, the Escrow Agent is hereby authorized to deliver from the Subescrow Account the Zapote Property Purchase Price, adjusted for any and all prorations, to the account designated in wiring instructions provided by PSC (but located in the country of Costa Rica).

3. Deposits.

a. Zapote Property. Pursuant to Section 2.6(c) of the Master Settlement Agreement, contemporaneously with the Effective Date, PriceSmart shall deposit into the Subescrow Account the sum of ONE MILLION AND NO/100 UNITED STATES DOLLARS (U.S. $1,000,000.00) (the “Zapote Property Purchase Price”), and Escrow Agent shall deliver such sum to PSC upon the Zapote Closing pursuant to Section 2b. above.

b. Lease Terminations. Pursuant to Section 2.6(d) of the Master Settlement Agreement, contemporaneously with the Effective Date, PriceSmart shall deposit into the Escrow the sum of TWO HUNDRED FIFTY THOUSAND AND NO/100 UNITED STATES DOLLARS (U.S. $250,000.00), and Escrow Agent shall deliver such sum in accordance with Section 2.6(f) of the Master Settlement Agreement as follows:

(1) If the Zapote Lease with the car dealership has been terminated and the premises leased thereunder have been vacated and surrendered in accordance with Sections 2.6(d) and (e) of the Master Settlement Agreement, then on or before twelve (12) months after the Effective Date of the Master Settlement Agreement, PSC may provide a written demand upon the Escrow Agent (which shall be given simultaneously to PriceSmart) to release to PSC ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 UNITED STATES DOLLARS (U.S.$125,000.00) of the Zapote Escrow Amount (the “Car Dealership Amount”), Unless PriceSmart provides to the Escrow Agent, within five (5) Business Days after receipt of such demand from PSC (the “Car Dealership Objection Period”), a written statement from either (at PriceSmart’s option) Edgar Zurcher Gurdian or an accountant from one of Price WaterhouseCoopers, KPMG International or Deloitte and Touche stating that either the Zapote Lease with the car dealership has not been terminated or that the premises leased thereunder have not been vacated and surrendered in accordance with Sections 2.6(d) and (e) of the Master Settlement Agreement, together with a reasonably detailed explanation of the actions still to be taken to satisfy the foregoing conditions, then the Escrow Agent shall release the Car Dealership Amount to PSC, subject to the provisions of Section 3b.(3) below. If PriceSmart timely provides to the Escrow Agent such statement from Mr. Zurcher or an

4

accountant from one of the above-referenced firms, the Escrow Agent shall hold the Car Dealership Amount in Escrow, and the procedures set forth above shall again be applicable (i.e., PSC may send a second demand after curing any issues raised by Mr. Zurcher or such accountant, with the same procedure set forth above applying to such second demand). In the event (A) PSC does not provide such written demand upon the Escrow Agent on or before twelve (12) months after the Effective Date of the Master Settlement Agreement or (B) PSC does timely provide such written demand upon the Escrow Agent, but such demand is disputed by PriceSmart by timely delivering to the Escrow Agent a written statement from Mr. Zurcher or an accountant as provided above and such disputed items are not cured prior to that date that is twelve (12) months after the Effective Date of the Master Settlement Agreement, then the Escrow Agent shall release to PriceSmart the Car Dealership Amount.

(2) If the Zapote Lease with the restaurant has been terminated and the premises leased thereunder have been vacated and surrendered in accordance with Sections 2.6(d) and (e) of the Master Settlement Agreement, then on or before thirty-six (36) months after the Effective Date of the Master Settlement Agreement, PSC may provide a written demand upon the Escrow Agent (which shall be given simultaneously to PriceSmart) to release to PSC ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 UNITED STATES DOLLARS (U.S. $125,000.00) of the Zapote Escrow Amount (the “Restaurant Amount”). Unless PriceSmart provides to the Escrow Agent, within five (5) Business Days after receipt of such demand from PSC (the “Restaurant Objection Period”), a written statement from either (at PriceSmart’s option) Edgar Zurcher Gurdian or an accountant from one of PriceWaterhouseCoopers, KPMG International or Deloitte and Touche stating that either the Zapote Lease with the restaurant has not been terminated or that the premises leased thereunder have not been vacated and surrendered in accordance with Sections 2.6(d) and (e) of the Master Settlement Agreement, together with a reasonably detailed explanation of the actions still to be taken to satisfy the foregoing conditions, then the Escrow Agent shall release the Restaurant Amount to PSC, subject to the provisions of Section 3b.(3) below. If PriceSmart timely provides to the Escrow Agent such statement from Mr. Zurcher or an accountant from one of the above-referenced firms, the Escrow Agent shall hold the Restaurant Amount in Escrow and the procedures set forth above shall again be applicable (i.e., PSC may send a second demand after curing any issues raised by Mr. Zurcher or such accountant, with the same procedure set forth above applying to such second demand). In the event (A) PSC does not provide such written demand upon the Escrow Agent on or before thirty-six (36) months after the Effective Date of the Master Settlement Agreement or (B) PSC does timely provide such written demand upon the Escrow Agent, but such demand is disputed by PriceSmart by timely delivering to the Escrow Agent a written statement from Mr. Zurcher or an accountant as provided above and such disputed items are not cured prior to that date that is thirty-six (36) months after the Effective Date of the Master Settlement Agreement, then the Escrow Agent shall release to PriceSmart the Restaurant Amount. The Parties intend that PSC will be paid (a) the Car Dealership Amount only if the Zapote Lease with the car dealership has been terminated and the premises leased thereunder have been vacated and surrendered in accordance with Sections 2.6(d) and (e) of the Master Settlement Agreement on or before twelve (12) months after the Effective Date of the Master Settlement Agreement and (b)

5

the Restaurant Amount only if the Zapote Lease with the restaurant has been terminated and the premises leased thereunder have been vacated and surrendered in accordance with Sections 2.6(d) and (e) of the Master Settlement Agreement on or before thirty-six (36) months after the Effective Date of the Master Settlement Agreement.

(3) Notwithstanding anything to the contrary contained in this Section 3.b, if after the Zapote Closing the tenants under either or both of the Zapote Leases fail to pay any rent or other amounts due (the “default amounts”) under the respective lease prior to the earlier of the termination date of such lease or the respective dates set forth in Sections 3b.(1) or 3b.(2) above, then any payments of the Zapote Escrow Amount due to PSC under this Section 3.b will be reduced by the default amounts with respect to such lease, and such default amounts shall be paid by the Escrow Agent to PriceSmart. During each of the Car Dealership Objection Period and the Restaurant Objection Period, as applicable, if such default amounts exist, PriceSmart may provide to the Escrow Agent written notice (which notice shall simultaneously be delivered to PSC) of such default amounts for the applicable Zapote Lease. Upon receipt of such notice, the Escrow Agent shall immediately release and disburse the default amount to PriceSmart, without requiring further confirmation from PSC.

(4) Termination of Certain Agreements. Pursuant to Section 2.7(b) of the Master Settlement Agreement, contemporaneously with the Effective Date, PriceSmart shall deposit into the Escrow Account THREE MILLION ONE HUNDRED FIFTY THOUSAND AND NO/100 UNITED STATES DOLLARS (U.S. $3,150,000) (the “Miscellaneous Escrow Funds”). PSC may provide a written demand upon the Escrow Agent (which shall be given simultaneously in writing to PriceSmart with copies of all attachments), attaching (A) an Order Terminating Arbitration With Prejudice (or other applicable documents resulting in the Arbitrations having been dismissed with prejudice) that has been executed and issued by the applicable forum with respect to both of the Arbitrations, (B) an Order of Dismissal With Prejudice (or other applicable documents resulting in the Preliminary Injunction Action having been dismissed with prejudice) that has been executed and issued by the applicable forum with respect to the Preliminary Injunction Action, and (C) an Order of Dismissal of Appeal With Prejudice (or other applicable documents resulting in the Appeal having been dismissed with prejudice) that has been executed and issued by the applicable forum with respect to the Appeal, to release to PSC TWO MILLION ONE HUNDRED ELEVEN THOUSAND THREE HUNDRED NINETY-FIVE AND NO/100 UNITED STATES DOLLARS (U.S. $2,111,395) of the Miscellaneous Escrow Funds to the account designated in wiring instructions provided by PSC (but located within the country of Panama), with the remaining ONE MILLION THIRTY-EIGHT THOUSAND SIX HUNDRED FIVE AND NO/100 UNITED STATES DOLLARS (U.S. $1,038,605) of the Miscellaneous Escrow Funds being released to PSC to that certain account with BBVA Miami Branch, One Biscayne Tower, 2 South Biscayne Boulevard, Suite 3301, Miami, Florida 33131, ABA: 0660-10607, Swift Code: BBVAUS3M, Para la Cuenta Numero: 26010, De: Zurcher, Montoya & Zurcher, S.A.); unless PriceSmart provides to the Escrow Agent, within five (5) Business Days after receipt of such demand from PSC, a written objection, which objection must be based upon (A) an Order Terminating Arbitration With Prejudice (or other applicable documents resulting in the Arbitrations having been dismissed with prejudice) not having been executed and issued by the applicable forum with respect to one or more of the Arbitrations, (B) an Order of Dismissal With Prejudice (or other applicable documents resulting in the Preliminary Injunction Action having been dismissed with prejudice) not having been executed and issued by the applicable forum with respect to the Preliminary Injunction Action and/or (C) an Order of Dismissal of Appeal With Prejudice (or other applicable documents resulting in the Appeal having been dismissed with prejudice) not having been executed and issued by the applicable forum with respect to the Appeal, then the Escrow Agent shall release the Miscellaneous Escrow Funds to PSC; if PriceSmart timely provides to the Escrow Agent such written notice of objection, the Escrow Agent shall hold the Miscellaneous Escrow Funds in Escrow and the procedure set forth above shall again be applicable (i.e., PSC may provide a second demand after curing any issues raised by PriceSmart, with the same confirmation procedure set forth above applying to such second demand); in the event (A) PSC does not provide such written demand upon the Escrow Agent on or before December 31, 2008 or (B) PSC does timely provide such written demand upon the Escrow Agent, but such demand is disputed by PriceSmart by timely delivering to the Escrow Agent a written notice of objection and such disputed items are not cured on or before December 31, 2008, then the Escrow Agent shall release to PriceSmart the Miscellaneous Escrow Funds. Notwithstanding the foregoing, in connection with the current proceedings in Panama, as a condition to obtaining a release of the Miscellaneous Escrow Funds, PSC only needs to deliver a properly executed and notarized Quitclaim Agreement in the form attached to the Master Settlement Agreement as Exhibit C.

c. Smart Points Balance Amount. Pursuant to Section 2.7(c) of the Master Settlement Agreement, contemporaneously with the Effective Date, PSC shall deposit into the Escrow the sum of ONE HUNDRED EIGHTY-EIGHT THOUSAND TWENTY-SIX AND 63/100 UNITED STATES DOLLARS (U.S. $188,026.63) (the “Smart Points Balance Amount”). PriceSmart may provide at anytime until May 31, 2008 a written demand upon the Escrow Agent (which shall be given simultaneously to PSC, together with an invoice and the original of the Smart Checks or vouchers) to release to PriceSmart an amount equal to the amount of vouchers redeemed by PriceSmart after October 31, 2007 and through May 1, 2008 and which have not been previously reimbursed by PSC to PriceSmart (the “Smart Points Claim Amount”). In addition, such demand may include a claim for reimbursement from the Smart Points Balance Amount equal to the damages incurred by PriceSmart due to a breach by PSC of any of its representations or warranties set forth in subsection 2.7(c) of the Master Settlement Agreement (the “Offset Damages Amount”). Any such demand by PriceSmart for the Offset Damages Amount shall be accompanied by evidence of the breach by PSC of such representations or warranties. Unless PSC provides to the Escrow Agent, within five (5) Business Days after receipt of such demand from PriceSmart (the “Smart Balance Objection Period”), a written statement from an accountant from one of Price WaterhouseCoopers, KPMG International or Deloitte and Touche stating that PriceSmart’s claim is inaccurate, together with a reasonably detailed explanation of the reasons such claim is inaccurate, then the Escrow Agent shall release the Smart Points Claim Amount plus the Offset Damages Amount to PriceSmart. If PSC timely provides to the Escrow Agent such statement from one of the above-referenced firms, the Escrow Agent shall hold the Smart Points Balance Amount in Escrow and the procedures set forth above shall again be applicable (i.e., PriceSmart may send a second demand after curing any issues raised by such accountant, with the same procedure set forth above

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applying to such second demand). In the event (A) PriceSmart does not provide such written demand upon the Escrow Agent on or before May 31, 2008 or (B) PriceSmart does timely provide such written demand upon the Escrow Agent, but such demand is disputed by PSC by timely delivering to the Escrow Agent a written statement from an accountant as provided above and such disputed items are not cured on or before May 31, 2008, then the Escrow Agent shall release to PSC the Smart Points Balance Amount. Any remaining balance of the Smart Points Balance Amount after the payment of the Smart Points Claim Amount plus the Offset Damages Amount to PriceSmart shall be released immediately by the Escrow Agent to PSC.

d. Termination of Warehouse Rights. Pursuant to Section 2.9(b) of the Master Settlement Agreement, contemporaneously with the Effective Date, PriceSmart shall deposit into the Escrow TWO MILLION AND NO/100 UNITED STATES DOLLARS (U.S. $2,000,000.00) (the “Branch Lease Escrow Amount”). (i) PSC may provide a written demand upon the Escrow Agent within three (3) Business Days after that date that is sixty (60) days after the Effective Date (which shall be given simultaneously to PriceSmart) confirming that all the Branch Leases governing warehouse site(s) have been terminated and the premises leased thereunder have been vacated and surrendered with all of PSC’s property and fixtures removed in a reasonable manner by sixty (60) days after the Effective Date, and requesting the release of the Branch Lease Escrow Amount less the sum of ONE HUNDRED THOUSAND AND NO/100 UNITED STATES DOLLARS (U.S. $100,000.00) (such remainder being referred to as the “Termination Amount”) to PSC, to the account designated in wiring instructions provided by PSC (but located within the country of Panama); unless PriceSmart provides to the Escrow Agent, within five (5) Business Days after receipt of such demand from PSC, a written statement from either (at PriceSmart’s option) Edgar Zurcher Gurdian or an accountant from one of PriceWaterhouseCoopers, KPMG International or Deloitte and Touche stating that either any of such Branch Leases have not been vacated or that any of such premises have not been surrendered with all of PSC’s property and fixtures removed in a reasonable manner, together with a reasonably detailed explanation of the actions still to be taken to satisfy the foregoing condition, then the Escrow Agent shall release the Termination Amount from the Branch Lease Escrow Amount to PSC; if PriceSmart timely provides to the Escrow Agent such statement from Mr. Zurcher or an accountant from one of the above-referenced firms, the Escrow Agent shall hold the Termination Amount in Escrow and the procedures set forth above shall again be applicable (i.e., PSC may send a second demand after curing any issues raised by Mr. Zurcher or such accountants, with the same procedure set forth above applying to such second demand), and (ii) in the event that (A) PSC does not provide written demand to the Escrow Agent within three (3) Business Days after that date that is sixty (60) days after the Effective Date confirming that all Branch Leases have been terminated and the premises leased thereunder have been vacated and surrendered within sixty (60) days after the Effective Date with all of PSC’s property and fixtures removed in a reasonable manner or (B) PSC does timely provide such written demand upon the Escrow Agent, but such demand has been disputed by PriceSmart by timely delivering to the Escrow Agent a written statement from Mr. Zurcher or such accountant, as provided above and such disputed items are not cured prior to that date that is sixty (60) days after the Effective Date, the Escrow Agent shall release the Branch Lease Escrow Amount to PriceSmart. Notwithstanding the immediately preceding sentence, if PSC has caused its property and fixtures to be substantially removed within sixty (60) days after the Effective Date, but PriceSmart has provided a written statement from either Mr. Zurcher or an accountant from one of the above-referenced accounting firms as provided above based solely on there being some minor items

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that have not yet been removed, then PSC shall have until five (5) Business Days after the giving to PSC of such written statement to cure such minor items and to submit another demand for release of the Termination Amount (and the procedures set forth above shall again be applicable, but there will be no further cure periods after the expiration of such five (5) Business Day period). In addition, the Parties agree that PSC shall not be required to remove items that would be unreasonable to remove, such as, by example only, electrical outlets installed in the floor of the premises. If the Termination Amount is released to PSC as provided above, the remaining amount of ONE HUNDRED THOUSAND AND NO/100 UNITED STATES DOLLARS (U.S. $100,000.00) shall be held by the Escrow Agent and can be drawn on by PriceSmart (by notice to the Escrow Agent, with such notice being simultaneously given to PSC), to pay costs incurred by PriceSmart to return any of the premises to the condition required by the applicable Branch Leases. The Escrow Agent shall immediately release to PriceSmart any such amounts set forth in a demand letter from PriceSmart, without requiring further confirmation from PSC. If PriceSmart has not made demand for payment of any such amount within thirty (30) days after release of the Termination Amount to PSC, then any portion of such amount for which PriceSmart has not made such demand shall be released to PSC after the expiration of such thirty (30) day period.

e. Put Agreement. Pursuant to Section 2.10 of the Master Settlement Agreement, PriceSmart and PSC are executing and depositing contemporaneously herewith the executed but undated Put Agreement into Escrow. Escrow Agent hereby agrees to hold such Put Agreement, or take any action required with regard to such Put Agreement, in accordance with the terms and conditions of Section 2.10 of the Master Settlement Agreement. Upon release of the executed counterparts of the Put Agreement pursuant to Section 2.10 of the Master Settlement Agreement, the Escrow Agent shall promptly deliver an original, fully executed Put Agreement to PSC and to PriceSmart.

g. Escrow Accounts. The Escrow Funds shall be invested by Escrow Agent in interest-bearing accounts, which accounts may be withdrawn immediately upon demand and do not carry any early withdrawal penalties or other monetary penalties or charges. For tax purposes, any interest or other income earned with respect to the Escrow Funds shall be deemed the property of PriceSmart pursuant to the terms of the Master Settlement Agreement and this Agreement and shall be credited and paid to PriceSmart.

4. Costs and Prorations.

a. Closing Costs and Escrow Fees. Upon the Managua Closing and the Zapote Closing, except as otherwise provided herein, PriceSmart and PSC shall each pay to Escrow Agent one-half (1/2) of all closing costs in connection with the applicable transfer including, without limitation, Escrow fees, registry fees and notary fees. All other costs or expenses in connection with the transfer of the Corner Pad, the Toy Store Pad and the Zapote Property (the “Properties”) not otherwise provided for in this Agreement shall also be shared by PriceSmart and PSC on a 50-50 basis. If there are excess funds left in Escrow after both the Managua Closing and Zapote Closing and the consummation of all other duties of Escrow Agent herein, then Escrow Agent shall reimburse to PriceSmart and PSC, as applicable based upon the Party that overpaid funds into Escrow, the overage within ninety (90) days of the Managua Closing, the Zapote Closing or the consummation of all other duties of Escrow Agent herein, whichever is later.

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b. Transfer Taxes. Notwithstanding the foregoing Section 4a., PriceSmart and PSC will equally split and pay all transfer taxes payable in connection with the conveyances of real property interests pursuant to the Master Settlement Agreement. PriceSmart and PSC acknowledge and agree that neither is providing any advice of any kind to the other concerning taxes or any matters related thereto, and that, except as provided above, each Party is solely responsible for all and any taxes applicable to that Party based on, relating to or arising out of any of the matters addressed or referred to in this Agreement and the Master Settlement Agreement.

c. Zapote Title Fees. If PriceSmart elects to obtain a policy of title insurance, PriceSmart, as transferee of the Zapote Property, shall bear the cost of the premium which would be required for a policy of title insurance insuring PriceSmart in the amount of the Zapote Property Purchase Price.

d. Prorations. All income and expenses for the applicable Property shall be apportioned on an accrual basis and paid through Escrow as of the day of the Managua Closing or the Zapote Closing, as applicable, as if the applicable transferee were vested with title to such Property during the entire day upon which the Managua Closing or Zapote Closing, as applicable, occurs. Such prorated items include without limitation, the following:

(1) Taxes and Assessments. All current real property taxes and all payments and assessments on the Properties shall be prorated through Escrow between the applicable transferor and the applicable transferee, based upon the latest available tax information, using the customary escrow procedures, as of the day of the Managua Closing or the Zapote Closing, as applicable. Any taxes levied upon the Corner Pad or the Toy Store Pad applicable to the period prior to the Managua Closing shall be paid by PriceSmart. From and after the Managua Closing, PSC shall pay any such taxes levied upon the Corner Pad or the Toy Store Pad. Any taxes levied upon the Zapote Property applicable to the period prior to the Zapote Closing shall be paid by PSC. From and after the Zapote Closing, PriceSmart shall pay any such taxes levied upon the Zapote Property. To the extent any taxes are levied upon a Property as part of a larger tax parcel, with respect to prorations, the applicable transferor shall pay the taxes for the period prior to the applicable closing. From and after the applicable closing, the applicable transferee shall pay such portion of the taxes levied upon the land and improvements that are attributable to its Property. Such portion of the taxes levied upon the land (the “Land Tax”) shall be calculated by multiplying the total amount of such Land Tax by a fraction, the numerator of which shall equal the area of land occupied by such Property and the denominator of which shall equal the entire area of land within the tax parcel. Such portion of the taxes levied upon the improvements on the Property (the “Building Tax”) shall be as separately apportioned in the tax bill or, if not separately apportioned, then such Building Tax shall be calculated by multiplying the total amount of such Building Tax by a fraction, the numerator of which shall equal the square meters occupied by such improvements upon the Property and the denominator of which shall equal the square meters of all of the improvements within the tax parcel. From and after the applicable

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closing, until such Property shall become a separate tax parcel, the applicable transferee shall pay to the applicable transferor, at least thirty (30) days before any real property taxes and all payments and assessments become due and payable, such portion, as calculated pursuant to this paragraph, of the Land Tax and the Building Tax attributable to its Property.

(2) Existing Agreements. All amounts payable under any existing agreements (other than “Tenant Leases” (as defined below)) shall be prorated, and as to each service provider, operating expenses payable or paid to such service provider in respect to the billing period of such service provider in which the Managua Closing or the Zapote Closing, as applicable, occurs (the “Current Billing Period”), shall be prorated on a per diem basis based upon the number of days in the Current Billing Period prior to the applicable closing (which shall be allocated to the applicable transferor) and the number of days in the Current Billing Period from and after the applicable closing (which shall be allocated to the applicable transferee), and assuming that all charges are incurred uniformly during the Current Billing Period. If actual bills for the Current Billing Period are unavailable as of the Managua Closing or Zapote Closing, as applicable, then such proration shall be made on an estimated basis upon the most recently issued bills, subject to readjustment upon receipt of actual bills, but in no event later than ninety (90) days after the applicable closing.

(3) Rents. All rentals and other tenant charges and reimbursements (“Rents”) received in respect of the month in which the Managua Closing or Zapote Closing, as applicable, occurs (the “Current Month”), in connection with any leases in effect on a Property (the “Tenant Leases”) as of the applicable closing, shall be prorated on a per diem basis based upon the number of days in the Current Month prior to the Managua Closing or Zapote Closing, as applicable (which shall be allocated to the applicable transferor) and the number of days in the Current Month from and after the Managua Closing or Zapote Closing, as applicable (which shall be allocated to the applicable transferee). If any Rents shall be due but unpaid as of the Managua Closing or the Zapote Closing, as applicable, then the next payment of Rents by such tenant shall be applied, first, to the payment of such past due Rents. If past due Rents exist and the applicable transferee collects any Rents for the Corner Pad, the Toy Store Pad or the Zapote Property, as applicable, following the Managua Closing or Zapote Closing, as applicable, such transferee shall, within ten (10) days after the receipt thereof, deliver to the transferor such amount of the Rents received equal to the amount of such past due Rents.

(4) Payment Obligation. If, after computation of the prorations and other adjustments set forth above in this subsection 4, either the Managua Closing Statement or the Zapote Closing Statement shows that either Party must deposit additional funds into Escrow, such Party shall promptly deposit into Escrow the amount of such additional funds.

(e) Security Deposits. The transferee of a Property shall receive a credit at the Managua Closing or Zapote Closing, as applicable, for the current balance of the security deposits, if any, held by the transferor under the applicable Tenant Leases, and upon such closing, the applicable transferee shall assume full responsibility for all security deposits under the Tenant Leases.

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5. Notices. All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by confirmed facsimile with a copy sent by another means specified herein; the Business Day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and five (5) Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to PriceSmart:	PriceSmart, Inc.
9740 Scranton Road
San Diego, California 92121-1745 Attn: General Counsel Telephone: (858) 404-8821
Fax: (858) 404-8828

with a copy to:	Latham & Watkins LLP
600 West Broadway, Suite 1800 San Diego, California 92101-3375 Attn: Robert Burwell
Telephone: (619) 236-1234
Fax: (619) 696-7419

If to PSC:	PSC, S.A.
3191 Coral Way, Suite 801 Miami, Florida 33145 Attn: Francisco Martinez Fax: (305) 461-9632

with a copy to:	Hunton and Williams
1111 Brickell Avenue, Suite 2500 Miami, Florida 33131
Attn: Fernando Alonso
Fax: (305) 810-2460

If to Escrow Agent:	Stewart Title Latin America
1990 Post Oak Boulevard, Suite 100 Houston, Texas 77056
Attn: Christopher Hill

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with a copy to:	Stewart Title Latin America
Av. 11 calles 13-15, Edificio Teral II
Barrio Amon, San Jose, Costa Rica
Attn: Orlando Lopez
Fax: (506) 222-7936

or to such other place and with such other copies as each of the Parties may designate as to itself by written notice to the others (in accordance with this Section 5).

6. Complete Agreement. This Agreement, together with the Master Settlement Agreement and its exhibits, is intended by the Parties as a final and complete expression of their agreement and understanding with respect to its subject matter. Except to the extent expressly agreed herein with respect to the continued obligations of the Parties under other agreements, this Agreement, together with the Master Settlement Agreement and its exhibits, constitutes the complete Agreement between the Parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement, and no other act, document, usage or custom shall be deemed to amend or modify this Agreement. The terms of this Agreement are contractual, and may not be changed, modified, altered, interlineated, or supplemented, except by agreement in writing signed by the Party against whom enforcement of the change, modification, alteration, interlineation, or supplementation is sought. Nor may any covenant, representation, warranty, or other provision hereof be waived, except by agreement in writing signed by the Party against whom enforcement of the waiver is sought. No Party has made any representations upon which any other Party has relied that are not contained in this Agreement. The Parties acknowledge to one another that no promise, inducement or agreement not contained herein has been expressed or made to any of them in connection with this Agreement.

7. No Assignment. The Parties expressly represent and warrant that they have not assigned or transferred to any person, firm, corporation, partnership, association, or other entity whatsoever any or all of the rights, duties, or obligations embodied or released in this Agreement.

8. Counterparts. The Parties agree that this Agreement may be executed in counterparts, and deliveries of this Agreement and the documents to be executed hereunder may be made by facsimile transmission or by email bearing the signature(s) of the Parties and showing proper notarials, if applicable. Facsimile transmissions and email transmissions of executed copies of this Agreement and the documents to be executed concurrently herewith shall have the same effect as originals. In the event of delivery by facsimile transmission or by email, the Parties will promptly follow up with delivery of originals. Notwithstanding the foregoing, all documents required to be originally executed and/or notarized in the applicable jurisdiction must be delivered as originals.

9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon such determination that any term or other

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provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

10. Specific Performance; Applicable Law, Arbitration, and Forum Selection.

a. Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that each other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in the United States District Court for the Southern District of Florida or in any State court located in the County of Miami-Dade, in addition to and without prejudice to any other remedy to which it may be entitled, at law or in equity. For the avoidance of doubt, the Parties acknowledge and agree that only the remedies of injunctive relief and specific performance can be sought in court, and that with respect to all other rights and remedies, for breach of this Agreement or otherwise, their sole and exclusive remedy will be final and binding arbitration as set forth below.

b. Applicable Law, Arbitration, and Forum Selection. THIS AGREEMENT AND THE RIGHTS, DUTIES, AND OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED, PERFORMED, AND ENFORCED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA. To the fullest extent permitted by applicable law, each Party agrees that all disputes and claims, nothing excepted save as set forth in Section 10a. above, concerning the validity, interpretation, scope, enforceability, performance, termination and/or breach of this Agreement (“Disputes”) shall be referred for final and binding resolution to arbitration in Miami, Florida, U.S.A., under the UNCITRAL Rules (“Rules”) as administered by the American Arbitration Association. The Parties hereby agree that arbitration hereunder shall, save as set forth in Section 10a., be the Parties’ exclusive remedy and that the arbitration decision and award, if any, shall be final and binding upon, and enforceable against, the Parties, and may be confirmed by the judgment of a court of competent jurisdiction. In the event of any conflict between the Rules and this Section, this Section shall govern. Nothing contained in this Section 10 shall be read to compel a Party seeking injunctive relief and/or specific performance to file an action in court, and any Party wishing to seek such relief may equally do so in arbitration, pursuant to the terms hereof, should it choose and should arbitration provide the particular remedy sought.

c. Escrow Agent Performance. The Escrow Agent shall not be liable for anything that it may do or refrain from doing in connection herewith except its own negligence or misconduct. The Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of any escrow established pursuant to this Agreement, or any documents, instructions or directions received by the Escrow Agent hereunder; and the undersigned Parties agree to indemnify, protect, defend and hold the Escrow Agent harmless from all losses, costs, damages, liabilities, expenses, and attorneys’ fees suffered or incurred by the Escrow Agent as a result of any and all claims asserted against the Escrow Agent with respect to any act or omission by the Escrow Agent taken in good faith in

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any and all matters covered by this Escrow Agreement in accordance with the instructions or directions set forth herein, except as caused by the Escrow Agent’s negligence or misconduct. In the event any dispute arises with regard to these funds that are the subject of the Escrow, and/or if Escrow Agent deems it necessary to do so, Escrow Agent shall have, and is hereby granted, the right, at its sole discretion, to deposit such funds in the registry of a court having jurisdiction over the disputed matter as noted herein above in Section 10.b., and deduct from the deposit Escrow Agent’s fees and costs, including court costs and attorney fees for the same.

11. Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

12. Each Party to Bear Its Own Fees and Costs. PriceSmart and PSC agree that each, except as otherwise provided herein or in the Master Settlement Agreement, shall bear its own attorneys’ fees and costs and all other expenses and fees arising in connection with or related in any way to the negotiation of, execution of, and performance of its obligations under, this Agreement and to the Arbitrations, the Preliminary Injunction Action, the Appeal, the Panama Proceedings, and any other actions at law or dispute resolution proceedings currently pending between PriceSmart and PSC, and all related matters.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, to become effective on the day and year first above written.

PRICESMART:
PriceSmart, Inc.

	By:	/s/ Robert M. Gans
	Name:	Robert M. Gans
Title:

PSC:	PSC, S.A.

	By:	/s/ Francisco Martinez
	Name:	Francisco Martinez
Title:

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ESCROW AGENT:	Stewart Title Latin America

By:
Name:
Title:

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Execution Version

PUT AGREEMENT

PUT AGREEMENT (the “Agreement”), dated as of                     , 2008, by and between PriceSmart, Inc., a corporation organized under the laws of Delaware (“PriceSmart”), and PSC, S.A., a corporation organized under the laws of the Republic of Panama (“PSC”).

WHEREAS, PriceSmart and PSC and certain of their affiliates have entered into a Settlement Agreement and Release (“Settlement Agreement”) dated as of February     , 2008 pursuant to which certain transactions with regard to property interests were entered into, the termination of all of their relationships and agreements except as expressly set forth therein was provided for, and their differences were fully resolved and any and all claims of whatsoever kind or nature that may have existed between them were settled, in accordance with and subject to the terms and conditions set forth therein;

WHEREAS, in connection with the settlement of matters and claims outstanding between PriceSmart and certain of its affiliates and PSC and certain of its affiliates, PriceSmart has agreed to grant to PSC certain put rights entitling PSC, at its election, to sell to PriceSmart shares of Common Stock, par value U.S.$0.0001 (the “Common Stock”), of PriceSmart, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Grant of Put Rights.

(a) Put Period. PSC agrees that for the period beginning on the date hereof and ending sixty (60) calendar days after the date hereof (the “Put Period”), it shall exercise commercially reasonable efforts, with the assistance of an independent broker, to sell for a price at or in excess of U.S. $25.00 per share any of the shares of Common Stock previously acquired pursuant to the SPA and held as of the date hereof (the “Initial Shares”).

(b) Grant of Put Right. Subject to the terms and conditions contained herein, PSC shall have the right in its sole and absolute discretion to require PriceSmart to purchase from PSC, any or all of the Initial Shares not sold by PSC during the Put Period (the “Remaining Shares”) by delivery of a written notice (the “Put Notice”) to PriceSmart after the Put Period but no later than 5:30 p.m. (San Diego time) on the third (3”I) Business Day following the last day of the Put Period specifying the number of Remaining Shares to be purchased from PSC pursuant to this Agreement (the “Put Rights”). As used herein, “Business Day” means Monday through Friday, except for any national holiday in the United States, the Republic of Panama or the Republic of Costa Rica.

(c) Representations on Exercise of Put Rights. PSC shall be required to make the following representations and warranties with respect to any Remaining Shares it may wish to transfer hereunder, which representations and warranties must be true and correct as of the date of the applicable Put Notice and the Payment Date (as defined below):

(i) PSC is duly organized or incorporated, validly existing and in good standing under the law of the jurisdiction of its organization or incorporation and has all requisite corporate power and authority to conduct its business as it is now being conducted.

(ii) PSC has the full power, authority and legal right to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated herein and in the Put Notice and such transactions have been duly authorized by all necessary action, corporate or otherwise, of such party.

(iii) PSC is the beneficial owner of each of the Remaining Shares.

(iv) PSC has good title to the Remaining Shares to be transferred pursuant to the Put Notice, has full right, title and authority to sell and assign the Remaining Shares, and will be transferring all of its right, title and interest in and to any such Remaining Shares to PriceSmart free and clear of any and all liens, security interests, encumbrances and pledges (collectively, the “Liens”).

Section 2. Purchase Price.

(a) Purchase Price. The aggregate purchase price to be paid by PriceSmart to PSC for the Remaining Shares upon the exercise of any Put Rights hereunder (the “Purchase Price”) shall be determined in accordance with the provisions of this Section 2. The Purchase Price shall be U.S.$25.00 (the “Put Price Per Share”), as adjusted pursuant to Section 2(b) hereof, multiplied by the aggregate number of Remaining Shares to be sold by PSC in connection with the exercise of the subject Put Rights.

(b) Adjustment to Put Price Per Share. The Put Price Per Share is subject to adjustment from time to time as follows:

(i) Merger or Consolidation. If at any time prior to the termination of this Agreement, there shall be a merger or a consolidation of PriceSmart with any other entity, whether PriceSmart is the surviving entity or not, then, as part of such merger or consolidation, lawful provision shall be made so that the Put Price Per Share is appropriately adjusted, whether upward or downward, such that any holder of Put Rights hereunder would receive the same consideration on exercise of all Put Rights immediately after the merger or consolidation as would have been received if such Put Rights had been exercised immediately prior to the merger or consolidation, in each case regardless of whether the Put Rights are actually exercisable under the terms of this Agreement. This provision shall apply to successive mergers or consolidations.

(ii) Split, Subdivision or Combination of Shares. If PriceSmart, at any time prior to the termination of this Agreement, shall split, subdivide or combine the securities as to which Put Rights exist, the Put Price Per Share shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination or reverse stock split. This provision shall apply to successive splits, subdivisions and combinations.

(iii) Reclassification, Recapitalization, etc. If PriceSmart at any time shall, by reclassification of securities, recapitalization, or other similar event affecting the number or character of issued and outstanding Remaining Shares or other shares of Common Stock (each a “Recapitalization”), lawful provision shall be made so that the Put Price Per Share is appropriately adjusted, whether upward or downward, such that any holder of Put Rights hereunder would receive the same consideration on exercise of all Put Rights immediately after the Recapitalization as would have been received if such Put Rights had been exercised immediately prior to such Recapitalization, in each case regardless of whether the Put Rights are actually exercisable under the terms of this Agreement. This provision shall apply to each successive Recapitalization.

(c) Example of Mechanics. As an example of the mechanics for the determination of the adjustment under Section 2(b)(ii) above, if PSC exercises the Put Right and indicates in its Put Notice that PriceSmart is required to purchase 100,000 of the Remaining Shares, and if prior to the time of the Put Notice PriceSmart effects a 2-for-1 stock split and PSC has been issued two shares of Common Stock for each one share of Common Stock held by PSC, the Put Price Per Share would be U.S.$12.50 and the Purchase Price to be paid by PriceSmart on the Payment Date would be U.S.$2,500,000.00.

Section 3. Payment Date. Upon delivery to PriceSmart by PSC of the Put Notice hereunder, PriceSmart shall be required to make payment to PSC no later than twenty-one (21) calendar days after receipt of such Put Notice (the “Payment Deadline”) and shall provide PSC with no less than five (5) Business Days notice of the date payment shall be made (the “Payment Date”). On the Payment Date, PriceSmart shall make payment of the Purchase Price with respect to the subject Put Right to PSC in accordance with written wire transfer or other payment instructions delivered to PriceSmart by the PSC at least three (3) Business Days prior to the Payment Date. Contemporaneously with such payment by PriceSmart, PSC shall transfer the Remaining Shares subject to the Put Notice to PriceSmart free and clear of any and all Liens affecting title thereto. [At the closing of the purchase and sale of the Remaining Shares subject to the Put Notice, PSC shall deliver to PriceSmart a certificate or certificates endorsed in blank or with blank stock powers duly executed representing such Remaining Shares against payment of the purchase price therefor by check, wire transfer or any combination of the foregoing.] PriceSmart shall correspondingly record the transfers of such Remaining Shares.

Section 4. Failure to Purchase. In the event PriceSmart fails to make payment to PSC on or before the Payment Deadline, PSC shall be entitled to, and PriceSmart shall pay to PSC, interest on the Purchase Price due on such Payment Date from and including the Business Day following the related Payment Date to and including the date of payment of such Purchase Price and interest. Such interest on any late payment shall accrue at the lesser of (a) a per annum rate equal to fifteen (15) percentage points or (b) the maximum amount permitted by applicable law.

Section 5. Effective Date. This Agreement is effective as of the date hereof.

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Section 6. Preservation of Put Rights. PriceSmart hereby covenants and agrees that it shall take all necessary and appropriate action to protect and preserve the rights of PSC under this Agreement, including the economic benefits intended to be furnished to PSC pursuant to this Agreement, and covenants not to take any action that is intended to adversely affect or to circumvent such rights. PriceSmart shall be deemed to represent and warrant as of the date hereof that the Remaining Shares owned by PSC are subject to a registration statement that is currently effective under the Securities Act of 1933, as amended (the “1933 Act”) and are freely tradable, subject to compliance with applicable prospectus delivery requirements. PriceSmart hereby covenants and agrees to maintain the effective status of such registration statement under the 1933 Act during the Put Period.

Section 7. Termination. This Agreement will terminate (without any action by any party hereto) (i) upon the acquisition hereunder by PriceSmart of all of the Remaining Shares owned by PSC if the Put Notice is timely delivered pursuant to Section 1(a) hereof or (ii) at 5:30 p.m. (San Diego time) on the third (31-d) Business Day following the last day of the Put Period.

Section 8. Assignment. The rights and obligations in this Agreement may not be assigned in whole, or in part, by either party hereto without the prior written consent of the other party.

Section 9. Indemnification. PSC and PriceSmart agree to indemnify and hold each other harmless from and against all liabilities, losses, damages or injuries and all reasonable costs and expenses (including, without limitation, costs of any lawsuit and reasonable counsel fees related thereto) suffered or incurred by such other party arising from any misrepresentation or breach of any covenant or warranty of such party contained in this Agreement. Without limiting the foregoing, if any legal action or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorneys’ fees, including its attorneys’ fees incurred on appeal, court costs, expert costs, paraprofessional costs, and all other reasonable expenses, from the non-prevailing party even if not taxable as court costs incurred in the action or proceeding, in addition to any other relief to which such party may be entitled.

Section 10. Notices. All notices or other communications required or permitted by this Agreement shall be effective upon receipt and shall be in writing and delivered personally or by an internationally recognized express courier or sent by facsimile, as follows:

(a)	If to PriceSmart, to:

PriceSmart, Inc.

9740 Scranton Road

San Diego, CA 92121

Attn: Robert M. Gans, Esq.

Facsimile: (858) 404-8828

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With a copy to:

Latham & Watkins LLP

12636 High Bluffs Drive

San Diego, CA 92130

Attention: Robert E. Burwell, Esq.

Facsimile: (858) 523-5450

(b)	If to PSC, to:

PSC, S.A.

c/o Zurcher Odio & Raven

4th floor Plaza Roble

Escazu, Costa Rica

Attn Mr Edgar Zurcher

Facsimile: (506) 290-1924

With a copy to:

Hunton & Williams LLP

Mellon Financial Center

1111 Brickell Avenue, Suite 2500

Miami, FL 33131

Attention: Fernando Alonso, Esq.

Facsimile: (305) 810-1604

or to such other address as hereafter shall be furnished as provided in this Section 10 by either party hereto to the other party hereto. Any demand, notice or other communication given by personal delivery or internationally recognized express courier shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by facsimile, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

Section 11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when duly executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 12. Governing Law. THIS AGREEMENT AND THE RIGHTS, DUTIES, AND OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED, PERFORMED, AND ENFORCED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA. To the fullest extent permitted by applicable law, each Party agrees that all disputes and claims concerning the validity, interpretation, scope, enforceability, performance, termination and/or breach of this Agreement (“Disputes”) shall be referred for final and binding resolution to arbitration in Miami, Florida, U.S.A., under the UNCITRAL Rules (“Rules”) as administered by the American Arbitration Association. The Parties hereby agree that arbitration hereunder shall be the Parties’ exclusive remedy and that the arbitration decision and award, if any, shall be final and binding upon, and enforceable against, the Parties, and may be confirmed by the judgment of a court of competent jurisdiction. In the event of any conflict between the Rules and this

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Section, this Section shall govern. Nothing in this Section shall be read to compel a Party seeking injunctive relief and/or specific performance to file an action in court, and any Party wishing to seek such relief may equally do so in arbitration, pursuant to the terms hereof, should it so choose and should arbitration provide the particular remedy sought.

Section 13. Entire Agreement; Amendment; Severability. This Agreement and the documents described herein or attached or delivered pursuant hereto set forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement. Any provision of this Agreement may only be amended, modified or supplemented in whole or in part at any time by an agreement in writing between the parties executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by either party of any righ)relude any other or future exercise thereof or the exercise of any other right. If any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, all other provisions shall nonetheless continue in full force and effect.

Section 14. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto, by the hands of their duly authorized officers, execute this Agreement as of the date first set forth above.

PRICESMART, INC.

By:	/s/ ROBERT M. GANS
Name:	ROBERT M. GANS
Title:	EXEC. VICE PRESIDENT

PSC, S.A.

By:	/s/ Francisco Martinez
Name:	Francisco Martinez
Title:

[Put Agreement for PriceSmart Common Stock]

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